                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY





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                                CREDIT AGREEMENT


                                      Among


                          AFTERMARKET TECHNOLOGY CORP.,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                          J.P. MORGAN SECURITIES INC.,
                           CREDIT SUISSE FIRST BOSTON,
                               AS JOINT ADVISORS,
                              JOINT LEAD ARRANGERS,
                                JOINT BOOKRUNNERS

                           CREDIT SUISSE FIRST BOSTON,
                              AS SYNDICATION AGENT

                                       AND
                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT





                          DATED AS OF FEBRUARY 8, 2002





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

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
SECTION 1.           DEFINITIONS......................................................1

         1.1      DEFINED TERMS.......................................................1
         1.2      OTHER DEFINITIONAL PROVISIONS......................................24

SECTION 2.           AMOUNT AND TERMS OF CREDIT COMMITMENTS..........................24

         2.1      REVOLVING CREDIT COMMITMENTS.......................................24
         2.2      PROCEDURE FOR REVOLVING CREDIT BORROWING...........................24
         2.3      TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS...........25
         2.4      TERM COMMITMENTS...................................................25
         2.5      PROCEDURE FOR TERM LOAN BORROWING..................................26
         2.6      SWINGLINE COMMITMENTS..............................................26
         2.7      TRANCHE C TERM LOANS...............................................28

SECTION 3.           LETTERS OF CREDIT...............................................29

         3.1      L/C COMMITMENT.....................................................29
         3.2      PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT........................30
         3.3      L/C PARTICIPATIONS.................................................31
         3.4      REIMBURSEMENT OBLIGATION OF THE BORROWER...........................31
         3.5      OBLIGATIONS ABSOLUTE...............................................32
         3.6      LETTER OF CREDIT PAYMENTS..........................................32
         3.7      APPLICATION........................................................33
         3.8      CERTAIN REPORTING REQUIREMENTS.....................................33

SECTION 4.           GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT....33

         4.1      FEES...............................................................33
         4.2      REPAYMENT OF LOANS; EVIDENCE OF DEBT...............................34
         4.3      AMORTIZATION OF TERM LOANS.........................................35
         4.4      OPTIONAL PREPAYMENTS...............................................37
         4.5      MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS....................38
         4.6      CONVERSION AND CONTINUATION OPTIONS................................40
         4.7      MAXIMUM NUMBER OF TRANCHES.........................................41
         4.8      INTEREST RATES AND PAYMENT DATES...................................41
         4.9      COMPUTATION OF INTEREST AND FEES...................................41
         4.10     INABILITY TO DETERMINE INTEREST RATE...............................42
         4.11     PRO RATA TREATMENT AND PAYMENTS....................................42
         4.12     ILLEGALITY.........................................................43
         4.13     REQUIREMENTS OF LAW................................................43
         4.14     TAXES..............................................................45

                                               -i-

                                                                                   PAGE
                                                                                   ----
         4.15     INDEMNITY..........................................................46
         4.16     CHANGE OF LENDING OFFICE...........................................46

SECTION 5.           REPRESENTATIONS AND WARRANTIES..................................46

         5.1      FINANCIAL CONDITION................................................47
         5.2      NO CHANGE; SOLVENCY................................................47
         5.3      CORPORATE EXISTENCE; COMPLIANCE WITH LAW...........................48
         5.4      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS............48
         5.5      NO LEGAL BAR.......................................................48
         5.6      NO MATERIAL LITIGATION.............................................49
         5.7      NO DEFAULT.........................................................49
         5.8      OWNERSHIP OF PROPERTY; LIENS.......................................49
         5.9      INTELLECTUAL PROPERTY..............................................49
         5.10     TAXES..............................................................49
         5.11     FEDERAL REGULATIONS................................................49
         5.12     ERISA..............................................................50
         5.13     INVESTMENT COMPANY ACT; OTHER REGULATIONS..........................50
         5.14     SUBSIDIARIES.......................................................50
         5.15     PURPOSE OF LOANS...................................................50
         5.16     ENVIRONMENTAL MATTERS..............................................51
         5.17     NO BURDENSOME RESTRICTIONS.........................................51
         5.18     NO MATERIAL MISSTATEMENTS..........................................52
         5.19     COLLATERAL.........................................................52

SECTION 6.           CONDITIONS PRECEDENT............................................52

         6.1      CONDITIONS TO EFFECTIVENESS........................................52
         6.2      CONDITIONS TO INITIAL EXTENSION OF CREDIT..........................53
         6.3      CONDITIONS TO EACH EXTENSION OF CREDIT.............................56

SECTION 7.           AFFIRMATIVE COVENANTS...........................................56

         7.1      FINANCIAL STATEMENTS...............................................56
         7.2      CERTIFICATES; OTHER INFORMATION....................................57
         7.3      PAYMENT OF OBLIGATIONS.............................................58
         7.4      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...................58
         7.5      MAINTENANCE OF PROPERTY; INSURANCE.................................58
         7.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.............59
         7.7      NOTICES............................................................59
         7.8      ENVIRONMENTAL LAWS.................................................60
         7.9      ADDITIONAL COLLATERAL..............................................60
         7.10     FURTHER ASSURANCES.................................................61
         7.11     PROPERTY MATTERS...................................................62

SECTION 8.           NEGATIVE COVENANTS..............................................62

                                               -ii-

                                                                                   PAGE
                                                                                   ----
         8.1      FINANCIAL CONDITION COVENANTS......................................62
         8.2      LIMITATION ON INDEBTEDNESS.........................................63
         8.3      LIMITATION ON LIENS................................................65
         8.4      LIMITATION ON GUARANTEE OBLIGATIONS................................66
         8.5      LIMITATION ON FUNDAMENTAL CHANGES..................................68
         8.6      LIMITATION ON SALE OF ASSETS.......................................68
         8.7      LIMITATION ON LEASES...............................................68
         8.8      LIMITATION ON DIVIDENDS............................................69
         8.9      LIMITATION ON CAPITAL EXPENDITURES.................................69
         8.10     LIMITATION ON INVESTMENTS, LOANS AND ADVANCES......................70
         8.11     LIMITATION ON TRANSACTIONS WITH AFFILIATES.........................71
         8.12     LIMITATION ON SALES AND LEASEBACKS.................................71
         8.13     LIMITATION ON CHANGES IN FISCAL YEAR...............................72
         8.14     LIMITATION ON NEGATIVE PLEDGE CLAUSES..............................72
         8.15     LIMITATION ON LINES OF BUSINESS; CREATION OF SUBSIDIARIES..........72

SECTION 9.           EVENTS OF DEFAULT...............................................72


SECTION 10.          THE AGENTS......................................................75

         10.1     APPOINTMENT........................................................75
         10.2     DELEGATION OF DUTIES...............................................76
         10.3     EXCULPATORY PROVISIONS.............................................76
         10.4     RELIANCE BY ADMINISTRATIVE AGENT...................................76
         10.5     NOTICE OF DEFAULT..................................................77
         10.6     NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.............77
         10.7     INDEMNIFICATION....................................................77
         10.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY....................78
         10.9     SUCCESSOR ADMINISTRATIVE AGENT.....................................78
         10.10    SYNDICATION AGENT..................................................78

SECTION 11.          MISCELLANEOUS...................................................78

         11.1     AMENDMENTS AND WAIVERS.............................................78
         11.2     NOTICES............................................................79
         11.3     NO WAIVER; CUMULATIVE REMEDIES.....................................80
         11.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................80
         11.5     PAYMENT OF EXPENSES AND TAXES......................................80
         11.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.............81
         11.7     ADJUSTMENTS; SET-OFF...............................................84
         11.8     COUNTERPARTS.......................................................84
         11.9     SEVERABILITY.......................................................85
         11.10    INTEGRATION........................................................85
         11.11    GOVERNING LAW......................................................85
         11.12    SUBMISSION TO JURISDICTION; WAIVERS................................85
         11.13    ACKNOWLEDGEMENTS...................................................86

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                                                                                   PAGE
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         11.14    WAIVERS OF JURY TRIAL..............................................86
         11.15    RELEASES OF GUARANTEES AND LIENS...................................86

SCHEDULES


         A        Mortgaged Property
         1.1      Commitments and Addresses of Lenders
         3.1      Designated Letters of Credit
         5.14     Subsidiaries
         5.16     Environmental Matters
         5.19(b)  Mortgage Filing Jurisdiction
         8.2      Existing Indebtedness
         8.3      Existing Liens
         8.10     Existing Investments

EXHIBITS

         A        Form of Guarantee and Collateral Agreement
         B-1      Form of Opinion of Borrower's Counsel
         B-2      Form of Opinion of General Counsel
         B-3      Form of Opinion of Local Counsel
         C-1      Form of Effective Date Certificate
         C-2      Form of Closing Certificate
         D        Form of Assignment and Acceptance
         E        Form of Exemption Certificate
         F        Form of Issuing Lender Agreement
         G-1      Form of Optional Prepayment Option Notice
         G-2      Form of Mandatory Prepayment Option Notice
         H        Form of Mortgage
         I        Form of Tranche C Lender Supplement

                  CREDIT AGREEMENT, dated as of February 8, 2002, among AFTERMARKET TECHNOLOGY CORP., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), J.P. MORGAN SECURITIES INC. and CREDIT SUISSE FIRST BOSTON, as Joint Advisors, Joint Lead Arrangers and Joint Bookrunners (collectively, in such capacity, the "Arrangers"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "SYNDICATION AGENT"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                             SECTION 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
         (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "C/D ASSESSMENT RATE" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d)
        (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States; "C/D RESERVE PERCENTAGE" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "BOARD"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
         Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New

         York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

                  "ADJUSTMENT DATE": each date on or after July 25, 2002, that is the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed four fiscal quarters and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such four fiscal quarters.

                  "ADMINISTRATIVE AGENT": JPMorgan Chase Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

                  "ADMINISTRATIVE AGENT'S PAYMENT OFFICE": the Administrative Agent's office located at One Chase Manhattan Plaza, New York, New York, or such other office as may be designated by the Administrative Agent by written notice to the Borrower and the Lenders.

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Swingline Loans, and (c) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                  ABR Loans     Eurodollar Loans
                                                  ---------     ----------------
                  Revolving Credit Loans and           1.25%          2.25%
                      Swingline Loans

                  Tranche A Term Loans                 1.25%          2.25%
                  Tranche B Term Loans                 2.00%          3.00%

         ; PROVIDED, that on and after the Closing Date, but prior to the first Adjustment Date, the Applicable Margin with respect to Revolving Credit Loans, Swingline Loans, Tranche A Term Loans and Tranche B Term Loans will be determined pursuant to the Pricing Grid if the rate per annum as determined pursuant to the Pricing Grid would be higher than the rate per annum determined under the relevant column heading above; PROVIDED, that on and after the first Adjustment Date, the Applicable Margin with respect to the Revolving Credit Loans, Swingline Loans, Tranche A Term Loans and Tranche B Term Loans will be determined pursuant to the Pricing Grid; PROVIDED that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                  (a) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margin in respect of the Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                  (b) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                  (c) if such financial statements and Compliance Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin (i) in respect of the Revolving Credit Loans and the Tranche A Term Loans shall be 1.50% per annum, in the case of ABR Loans, and 2.50% per annum, in the case of Eurodollar Loans and (ii) in respect of the Tranche B Term Loans shall be 2.25% per annum, in the case of ABR Loans, and 3.25% per annum, in the case of Eurodollar Loans.

                  "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "ARRANGERS":  as defined in the preamble hereto.

                  "ASSET SALE": any Disposition of property or series of related Dispositions of property (including as a result of condemnation or casualty and including any such Disposition permitted by subsection 8.6(b), but excluding any such Disposition permitted by subsection 8.6(a), (c), (d), (e) or (f)) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

                  "ASSIGNEE":  as defined in subsection 11.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect OVER (b) such Lender's Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to subsection 4.1(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "AURORA": Aurora Capital Partners L.P., a California limited partnership.

                  "BANK ASSIGNEE":  as defined in subsection 11.6(c).

                  "BOARD":  as defined in the definition of "ABR".

                  "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2 or 2.5 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "BUSINESS":  as defined in subsection 5.16.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, that with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurodollar Loans, such day is also a day on which dealings are carried on in the relevant interbank Eurodollar market.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit of any Lender, certificates of deposit, eurodollar deposits, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $200,000,000 having maturities of one year or less from the date of acquisition, (c) corporate securities including commercial paper, rated at least A-2 by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("S&P") and P-2 by Moody's Investors Service, Inc. ("MOODY'S") and corporate debt instruments including medium term notes and floating rate notes issued by foreign or domestic corporations which pay in Dollars rated at least A by S&P or Moody's, (d) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated at least A-1 by S&P or P-1 by Moody's, (e) municipal notes rated at least SP-1 by S&P or MIG-2 by Moody's, and bonds rated at least AA by S&P or Moody's, (f) auction rate preferred stock or bonds issued with a rate set mechanism and a maximum term of 180 days rated at least AA by Moody's, (g) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or Aa by Moody's, (h) securities with maturities of one year or less from the date of acquisition fully backed by standby letters of credit issued by any Lender or any commercial bank in each case satisfying the requirements of clause (b) of this definition and (i) money market accounts or funds which invest primarily in the types of securities described in (a) through (h) above. If both S&P and Moody's cease publishing ratings of investments of any of the types described above, then equivalent ratings of a nationally recognized rating agency will apply.

                  "CHANGE OF CONTROL": the occurrence of any of the following events: (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than any Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee, unless the percentage so owned by Excluded Persons is greater, (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than any Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Borrower then outstanding normally entitled to vote in elections of directors, unless the percentage so owned by Excluded Persons is greater or
          (iii) during any period of 12 consecutive months after the Effective Date, individuals who at the beginning of any such 12 month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

                  "CLOSING CERTIFICATE": a certificate of each Loan Party, substantially in the form of Exhibit C-2.

                  "CLOSING DATE": the date on which the conditions precedent set forth in subsection 6.2 shall be satisfied or waived, which date shall be on or prior to March 15, 2002.

                  "CODE":  the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Agreement.

                  "COMMERCIAL LETTER OF CREDIT": as defined in subsection 3.1(b)(i)(2).

                  "COMMITMENTS": the collective reference to the Revolving Credit Commitments, the Tranche A Term Commitments, the Tranche B Term Commitments and the Tranche C Term Commitments.

                  "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which the sum of (i) the unpaid principal amount of the outstanding Term Loans held by such Lender at such time and (ii) the Revolving Credit Commitment of such Lender (or, if the Revolving Credit Commitments have expired or been terminated, the Revolving Credit Exposure of such Lender) at such time then constitutes of the sum of
         (x) the aggregate outstanding principal amount of the Term Loans held by all Lenders and (y) the aggregate Revolving Credit Commitments of all Lenders (or, if the Revolving Credit Commitments have expired or been terminated, the aggregate Revolving Credit Exposures of all Lenders).

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "COMPLIANCE CERTIFICATE":  as defined in subsection 7.2(b).

                  "CONSOLIDATED CAPITAL EXPENDITURES": of any Person for any period, the amount of expenditures of such Person, determined on a consolidated basis in accordance with

          GAAP (whether accrued under Capital Leases or otherwise), for such period in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations).

                  "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swingline Loans to the extent otherwise included therein.

                  "CONSOLIDATED EBITDA": of any Person for any period, Consolidated Net Income of such Person for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) provision for income and franchise tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), organization costs and deferred financing costs, (e) writeoff of goodwill and other non cash charges, including, without limitation, interest expense representing payment in the form of non-cash "payment-in-kind" instruments, (f) any extraordinary losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sales of assets outside of the ordinary course of business) and (g) Special Charges, MINUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, any extraordinary gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business).

                  "CONSOLIDATED INTEREST EXPENSE": of any Person for any period the amount of cash interest expense, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its Indebtedness.

                  "CONSOLIDATED LEASE EXPENSE": for any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person with respect to such period, determined on a consolidated basis in accordance with GAAP, for such period with respect to operating leases of real and personal property.

                  "CONSOLIDATED NET INCOME": of any Person for any period, net income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET WORTH": of any Person, as of the date of determination, the sum of (i) all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person at such date PLUS (ii) mandatorily redeemable preferred stock of the Borrower which by its terms is not mandatorily redeemable or redeemable at the option of the holder thereof prior to the Revolving Termination Date.

                  "CONSOLIDATED TOTAL INDEBTEDNESS": of any Person, as of the date of determination, all Indebtedness of such Person which, in accordance with GAAP, would be included as Indebtedness on a consolidated balance sheet of such Person at such date.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets on such date OVER Consolidated Current Liabilities on such date.

                  "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DESIGNATED LETTERS OF CREDIT": each letter of credit issued by an Issuing Lender under the Existing Credit Agreement that is designated on the Closing Date by the Borrower, with the consent of such Issuing Lender, as a "Letter of Credit" hereunder in such Issuing Lender's Issuing Lender Agreement and in Schedule 3.1.

                  "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.

                  "DISTRIBUTION GROUP":  ATC Distribution Group, Inc.

                  "DISTRIBUTION GROUP SALE": the sale of the Distribution Group pursuant to the Stock Purchase Agreement.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "EFFECTIVE DATE": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied or waived, which date shall be February 8, 2002.

                  "EFFECTIVE DATE CERTIFICATE": a certificate of each Loan Party, substantially in the form of Exhibit C-1.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Administrative Agent.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
              --------------------------------------------------------
                      1.00 - Eurocurrency Reserve Requirements

                  "EURODOLLAR TRANCHE the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCESS CASH FLOW": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income MINUS (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Consolidated Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Asset Sale pursuant to the proviso of subsection 4.5(b)), (iii) the aggregate amount of all mandatory prepayments of Revolving Credit Loans and Swingline Loans during such fiscal year to the extent accompanying permanent reductions of the Revolving Credit Commitments and all mandatory prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "EXCESS CASH FLOW APPLICATION DATE": as defined in subsection 4.5(e).

                  "EXCLUDED PERSON": (a) the Borrower or any wholly-owned Subsidiary which is a Guarantor, (b) any employee benefit plan of the Borrower or any wholly owned Subsidiary which is a Guarantor or any trustee or similar fiduciary holding Capital Stock of the Borrower for or pursuant to the terms of any such plan and (c) all Related Persons of the Borrower as of the Effective Date and any Person that becomes a Related Person of such Related Person thereafter.

                  "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto.

                  "EXTENSION OF CREDIT": as to any Lender, (a) the making of a Revolving Credit Loan, a Term Loan or a Swingline Loan by such Lender or (b) the issuance of, or participation in, a Letter of Credit by such Lender.

                  "FACILITY": each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the "TRANCHE A TERM FACILITY"),
         (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM FACILITY"), (c) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the "TRANCHE C TERM FACILITY"), and (d) the Revolving Credit Commitments and the extensions of credit made thereunder (the "REVOLVING FACILITY").

                  "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FOREIGN SUBSIDIARIES": any Subsidiary incorporated or otherwise organized in any jurisdiction outside the United States of America.

                  "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, except that for purposes of subsection 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in subsection 5.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in Section 8 of this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the guarantee and collateral agreement to be executed and delivered by the Borrower and its domestic Subsidiaries, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person as of any date of determination shall be deemed to be the lower of (a) an amount equal to the then stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "GUARANTOR": any Person delivering a guarantee pursuant to the Guarantee and Collateral Agreement.

                  "HEDGING AGREEMENT": with respect to any Person, any interest rate or currency exchange rate swap agreement, interest or currency exchange rate future, interest or currency exchange rate option, interest or currency exchange rate cap or other interest or currency rate hedge arrangement, to or under which such Person is a party or a beneficiary.

                  "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business and payable not more than 12 months after the incurrence thereof in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person whether or not such Person has not assumed or otherwise become liable for the payment thereof, (f) unreimbursed drawings under letters of credit and (g) for the purposes of subsection 8.2 (other than clauses (a) through (f) thereof) and 9(e) only, all obligations or liabilities under Hedging Agreements, PROVIDED that for the purposes of subsection 9(e), the "principal amount" of the obligations of such Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. For the purposes of any financial calculation hereunder, the amount of any Indebtedness at any date shall be the principal or similar primary amount of such obligation on such date, including capitalized interest (i.e., indebtedness issued in lieu of cash payment of interest or interest on which interest is accruing) and capitalized payment obligations with respect thereto, in each such case, as of such date.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT":  pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "INTEREST PERIOD":  with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine months (if nine month periods are available to all Lenders) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or nine months (if nine month periods are available to all Lenders) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Revolving Termination Date, Tranche A Term Loan Termination Date, the Tranche B Term Loan Termination Date or the Tranche C Term Loan Termination Date shall end on the Revolving Termination Date, Tranche A Term Loan Termination Date, Tranche B Term Loan Termination Date or the Tranche C Term Loan Termination Date, respectively; and

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "ISSUING LENDER": JPMorgan Chase Bank or one of its Affiliates or another Lender or Lenders designated by the Borrower and the Administrative Agent pursuant to an Issuing Lender Agreement; PROVIDED, FURTHER, with respect to any Designated Letter of Credit, the Lender or Lender Affiliate of such Lender which issued such Designated Letter of Credit.

                  "ISSUING LENDER AGREEMENT": an agreement, substantially in the form of Exhibit F, executed by a Lender, the Borrower, and the Administrative Agent pursuant to which such Lender agrees to become an Issuing Lender hereunder.

                  "JPMORGAN CHASE BANK": JPMorgan Chase Bank, a New York banking corporation.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.4(a).

                  "L/C PARTICIPANTS": the collective reference to all the Lenders holding Revolving Credit Commitments other than the relevant Issuing Lender.

                  "LENDERS":  as defined in the preamble hereto.

                  "LENDER AFFILIATE": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "LETTERS OF CREDIT":  as defined in subsection 3.1(a).

                  "LEVERAGE RATIO": as of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of Consolidated Total Indebtedness as of such date to Consolidated EBITDA for the four fiscal quarters of the Borrower then ended; PROVIDED that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period for inclusion in the Leverage Ratio for the purposes of subsections 2.7 and 8.1(a) only, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a PRO FORMA basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person (or attributable to assets constituting a significant business unit) disposed of by the Borrower or its Subsidiaries during such period shall be excluded on a PRO FORMA basis for such period (assuming the consummation of such disposition in connection therewith occurred on the first day of such period).

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which makes any property or asset available for the payment or performance of any liability in priority to the payment or performance of ordinary, unsecured creditors (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Notes, the Applications, the Security Agreements and any Hedging Agreement to which any Lender is a party in respect of any Loans made hereunder.

                  "LOAN PARTIES": the Borrower and each Subsidiary which is a party to a Loan Document.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans, the aggregate unpaid principal amount of the Tranche B Term Loans, the aggregate unpaid principal amount of the Tranche C Term Loans or the aggregate Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the aggregate Revolving Credit Commitments).

                  "MANDATORY PREPAYMENT DATE":  as defined in subsection 4.5(g).

                  "MANDATORY PREPAYMENT OPTION NOTICE": as defined in subsection 4.5(g).

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the consummation of the Offering and the refinancing of the Existing Credit Agreement, (b) the business, property, operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MORTGAGED PROPERTIES": the real properties listed on Schedule A, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "MORTGAGES": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit H (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS": (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, brokers' fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Security Agreement), amounts that are required to be paid to or on behalf of the buyer in an Asset Sale (including, without limitation, contract and lease termination fees relating to assets disposed of in the Asset Sale), amounts that are required to be paid to third parties in connection with any Asset Sale, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "NEW LENDER":  as defined in subsection 2.7(d).

                  "NEW LENDING OFFICE":  as defined in subsection 4.14(b).

                  "NON-EXCLUDED TAXES":  as defined in subsection 4.14(a).

                  "NON-U.S. LENDER":  as defined in subsection 4.14(b).

                  "NOTES": the collective reference to any promissory note evidencing Loans.

                  "OFFERING":  as defined in subsection 6.2(c).

                  "OPTIONAL PREPAYMENT DATE":  as defined in subsection 4.4(b).

                  "OPTIONAL PREPAYMENT OPTION NOTICE": as defined in subsection 4.4(b).

                  "PARTICIPANT":  as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRICING GRID":  the table set forth below.


                                    Applicable Margin for Revolving
                                    Credit Loans and Tranche A Term      Applicable Margin for
          Leverage Ratio                         Loans                   Tranche B Term Loans
          --------------            -------------------------------    --------------------------
                                      ABR Loans         Eurodollar       ABR Loans     Eurodollar
                                                          Loans                           Loans
                                    -------------------------------    --------------------------
Greater than or equal to 2.50:1.00      1.50%             2.50%              2.25%       3.25%
-------------------------------------------------------------------------------------------------
 Less than 2.50:1.00, and greater       1.25%             2.25%              2.00%       3.00%
    than or equal to 1.50:1.00
-------------------------------------------------------------------------------------------------
       Less than 1.50:1.00              1.00%             2.00%              1.75%       2.75%
-------------------------------------------------------------------------------------------------

                  "PRO FORMA BALANCE SHEET":  as defined in subsection 5.1(b).

                  "PROHIBITED TRANSACTION": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                  "PROPERTIES":  as defined in subsection 5.16.

                  "REFUNDED SWINGLINE LOANS": as defined in subsection 2.6(b).

                  "REGISTER":  as defined in subsection 11.6(d).

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse each Issuing Lender pursuant to subsection 3.4(a) for amounts drawn under Letters of Credit.

                  "RELATED PERSON": (a) any Person who controls, is controlled by or under common control with such Excluded Person; PROVIDED, HOWEVER, that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person, (b) as to any natural person,
         (i) such person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons and (ii) any corporation, partnership, trust or other Person in which no one has any interest (directly or indirectly) except for any of such natural person, such spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons and (c) Aurora and any investment funds controlled by Aurora.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT":  any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 4043.

                  "REQUIRED LENDERS": at any time, Lenders holding more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Exposures of all Lenders.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, the president, the controller, the treasurer or the chief financial officer of the Borrower.

                  "RESTRICTED PAYMENTS":  as defined in subsection 8.8(a).

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit on behalf of the Borrower in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1, as such amount may be reduced from time to time in accordance with the provisions of this Agreement. The original aggregate amount of the Revolving Credit Commitments is $50,000,000.

                  "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Revolving Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "REVOLVING CREDIT EXPOSURE" shall mean with respect to any Lender, at any time, the sum of (a) the aggregate outstanding principal amount of such Lender's Revolving Credit Loans at such time, plus (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations, plus (c) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans outstanding at such time; PROVIDED that, for purposes of calculating Available Revolving Credit Commitments for the purposes of subsection 4.1(a), the amount of Swingline Loans shall be deemed to be zero.

                  "REVOLVING CREDIT LENDER": a Lender with a Revolving Credit Commitment or an outstanding Revolving Credit Loan.

                  "REVOLVING CREDIT LOANS":  as defined in subsection 2.1(a).

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding, (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "REVOLVING TERMINATION DATE": The fifth anniversary of the Closing Date.

                  "SECURITY AGREEMENTS": the collective reference to the Guarantee and Collateral Agreement, any mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "SENIOR SUBORDINATED NOTES": the senior subordinated notes due 2004 issued by the Borrower pursuant to the Indenture dated as of August 2, 1994 and the senior subordinated notes due 2004 issued by the Borrower pursuant to the Indenture dated as of June 1, 1995.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT" and "SOLVENCY": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "SPECIAL CHARGES": extraordinary losses, severance, restructuring, non-cash charges and similar charges included in the fiscal year ended December 31, 2001, in an amount and nature not materially different from those items presented to the Lenders in the Confidential Information Memorandum dated January 2002, and in any case in an aggregate amount not to exceed $6,000,000.

                  "SPECIFIED PREFERRED STOCK": any preferred stock of the Borrower (as designated in the Borrower's charter documents in effect on the date hereof) issued to common stockholders from time to time (i) compliance with the terms of which would not violate or be inconsistent with any of the provisions of this Agreement and (ii) which does not have any mandatory payment, dividend, redemption or similar covenants.

                  "STANDBY LETTER OF CREDIT": as defined in paragraph 3.1(b)(i)(1).

                  "STOCK PURCHASE AGREEMENT": the Stock Purchase Agreement, dated as of October 27, 2000, by and between ATCDG Holdings Corp, Inc., ATCDG Acquisition Corp., Inc. and the Borrower, as amended.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SWINGLINE COMMITMENT": the Swingline Lender's obligation to make Swingline Loans pursuant to subsection 2.6(a). The original amount of the Swingline Commitment is $5,000,000.

                  "SWINGLINE LENDER": JPMorgan Chase Bank in its capacity as provider of the Swingline Loans.

                  "SWINGLINE LOANS":  as defined in subsection 2.6(a).

                  "SYNDICATION AGENT":  as defined in the preamble.

                  "TERM LOANS": the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

                  "TRANCHE A TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on
         Schedule 1.1. The original aggregate amount of the Tranche A Term Commitments is $75,000,000.

                  "TRANCHE A TERM LENDER": each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

                  "TRANCHE A TERM LOAN":  as defined in subsection 2.4.

                  "TRANCHE A TERM LOAN TERMINATION DATE": The fifth anniversary of the Closing Date.

                  "TRANCHE A TERM PERCENTAGE": as to any Tranche A Term Lender at any time, the percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the relevant Borrowing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "TRANCHE B MANDATORY PREPAYMENT AMOUNT": as defined in subsection 4.5(g).

                  "TRANCHE B OPTIONAL PREPAYMENT AMOUNT": as defined in subsection 4.4(b).

                  "TRANCHE B TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B-1 Term Loan and a Tranche B-2 Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1. The original aggregate amount of the Tranche B Term Commitments is $95,000,000.

                  "TRANCHE B TERM LENDER": (a) each Lender that has a Tranche B-1 Term Commitment or that holds a Tranche B-1 Term Loan and (b) each Lender that has a Tranche B-2 Term Commitment or that holds a Tranche B-2 Term Loan.

                  "TRANCHE B TERM LOAN": the collective reference to Tranche B-1 Term Loans and Tranche B-2 Term Loans.

                  "TRANCHE B TERM LOAN TERMINATION DATE": The sixth anniversary of the Closing Date.

                  "TRANCHE B TERM PERCENTAGE": as to any Tranche B Term Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, (a) at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B-1 Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B-1 Term Loans then outstanding, or (b) at any time after the relevant Borrowing Date, the percentage which the aggregate principal amount of such Lender's Tranche B-2 Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B-2 Term Loans then outstanding).

                  "TRANCHE B-1 TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B-1 Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B-1 Term Commitment" opposite such Lender's name on Schedule 1.1. The original aggregate amount of the Tranche B-1 Term Commitments is $40,000,000.

                  "TRANCHE B-1 TERM LENDER": each Lender that has a Tranche B-1 Term Commitment or that holds a Tranche B-1 Term Loan.

                  "TRANCHE B-1 TERM LOAN":  as defined in subsection 2.4.

                  "TRANCHE B-1 TERM PERCENTAGE": as to any Tranche B-1 Term Lender at any time, the percentage which such Lender's Tranche B-1 Term Commitment then constitutes of the aggregate Tranche B-1 Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B-1 Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B-1 Term Loans then outstanding).

                  "TRANCHE B-2 TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B-2 Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche B-2 Term Commitment" opposite such Lender's name on Schedule 1.1. The original aggregate amount of the Tranche B-2 Term Commitments is $55,000,000.

                  "TRANCHE B-2 TERM LENDER": each Lender that has a Tranche B-2 Term Commitment or that holds a Tranche B-2 Term Loan.

                  "TRANCHE B-2 TERM LOAN":  as defined in subsection 2.4.

                  "TRANCHE B-2 TERM PERCENTAGE": as to any Tranche B-2 Term Lender at any time, the percentage which such Lender's Tranche B-2 Term Commitment then constitutes of the aggregate Tranche B-2 Term Commitments (or, at any time after the relevant Borrowing Date, the percentage which the aggregate principal amount of such Lender's Tranche B-2 Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B-2 Term Loans then outstanding).

                 "TRANCHE C LENDER SUPPLEMENT": as defined in subsection 2.7(d).

                  "TRANCHE C TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make one or more Tranche C Term Loans to the Borrower in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Commitment" opposite such Lender's name on
         Schedule 1.1. The aggregate amount of the Tranche C Term Commitments may not exceed $100,000,000.

                  "TRANCHE C TERM LENDER": each Lender that has a Tranche C Term Commitment or that holds a Tranche C Term Loan.

                  "TRANCHE C TERM LOAN":  as defined in subsection 2.7.

                  "TRANCHE C TERM LOAN TERMINATION DATE": a date to be determined which shall be no earlier than the Tranche B Term Loan Termination Date.

                  "TRANCHE C TERM PERCENTAGE": as to any Tranche C Term Lender at any time, the percentage which such Lender's Tranche C Term Commitment then constitutes of the aggregate Tranche C Term Commitments (or, at any time after the relevant Borrowing Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

                  "TRANSFEREE":  any Assignee or Participant.

                  "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or otherwise revised from time to time.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                SECTION 2. AMOUNT AND TERMS OF CREDIT COMMITMENTS

                  2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each a "REVOLVING CREDIT LOAN", collectively, "REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations and Swingline Loans (after giving effect to any repayment of Swingline Loans at the time of the making of such Revolving Credit Loans), does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 or 4.6, as applicable, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Termination Date. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any

Business Day, PROVIDED that the Borrower shall give the Administrative Agent, except as expressly set forth in subsections 3.4 and 4.10, irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) on the day of the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent, PROVIDED that, the Borrower shall give the Administrative Agent and the Revolving Credit Lenders irrevocable notice by 11:00 A.M. New York City time one Business Day before the requested Borrowing Date, if the Closing Date is a Borrowing Date, and on such date each Revolving Credit Lender shall make such funds available to the Administrative Agent prior to 10:00 A.M., New York City time. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  2.3 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Revolving Credit Commitments then in effect, PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swingline Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the then outstanding Swingline Loans, would exceed the Revolving Credit Commitments then in effect.

                  2.4 TERM COMMITMENTS. (a) Subject to the terms and conditions hereof, each Tranche A Term Lender severally agrees to make term loans (a "TRANCHE A TERM LOAN") to the Borrower on any one Business Day on or after the Closing Date (but no later than April 11, 2002), as requested by the Borrower, in an aggregate amount not to exceed the amount of the Tranche A Term Commitment of such Lender.

                  (b) Subject to the terms and conditions hereof, each Tranche B-1 Term Lender severally agrees to make a term loan (a "TRANCHE B-1 TERM LOAN") to the Borrower on the

Closing Date in an amount not to exceed the amount of the Tranche B-1 Term Commitment of such Lender.

                  (c) Subject to the terms and conditions hereof, each Tranche B-2 Term Lender severally agrees to make term loans (a "TRANCHE B-2 TERM LOAN") to the Borrower on any one Business Day on or after the Closing Date (but no later than April 11, 2002), as requested by the Borrower, in an aggregate amount not to exceed the amount of the Tranche B-2 Term Commitment of such Lender.

                  (d) The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 4.6.

                  2.5 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Administrative Agent irrevocable telephonic notice (promptly confirmed in writing), which notice must be received by the Administrative Agent prior to 11:00 A.M., New York time, one Business Day prior to the anticipated Borrowing Date (which shall be the Closing Date in the case of any Tranche B-1 Term Loans, and which shall be a Business Day but no later than April 11, 2002 in the case of the borrowing of the Tranche A Term Loans and the Tranche B-2 Term Loans), requesting that the Tranche A Term Lenders, the Tranche B-1 Term Lenders and/or the Tranche B-2 Term Lenders, as applicable, make their respective Term Loans on such date and specifying the amount to be borrowed. The Term Loans made pursuant to this subsection 2.5 shall initially be ABR Loans and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month until the date that is 90 days after the Closing Date. Upon receipt of such notice with respect to Tranche A Term Loans, Tranche B-1 Term Loans and/or Tranche B-2 Term Loans, as the case may be, the Administrative Agent shall promptly notify each Tranche A Term Lender, each Tranche B-1 Term Lender and each Tranche B-2 Term Lender, respectively, thereof. Not later than 10:00 A.M., New York time, on, with respect to the Tranche B-1 Term Loans, the Closing Date, and, with respect to the Tranche A Term Loans and the Tranche B-2 Term Loans, the Borrowing Date with respect thereto, each Tranche A Term Lender, each Tranche B-1 Term Lender and each Tranche B-2 Term Lender, as relevant, shall make available to the Administrative Agent at the Administrative Agent's Payment Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender on such date. On the date of any borrowing in accordance with this subsection 2.5, the Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Lenders, the Tranche B-1 Term Lenders and the Tranche B-2 Term Lenders, as relevant, in immediately available funds (or, in the event that the Borrower specifies in the notice a different account to which such amounts should be transferred, the Administrative Agent shall transfer, by wire transfer, to such account the aggregate amount made available to the Administrative Agent by the Tranche A Term Lenders, the Tranche B-1 Term Lenders and the Tranche B-2 Term Lenders, as relevant, in immediately available funds).

                  2.6 SWINGLINE COMMITMENTS(e) . (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans (individually, a "SWINGLINE LOAN"; collectively, the "SWINGLINE LOANS") to the Borrower from time to time during the Revolving

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                                                                              27


Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, PROVIDED that at no time may the sum of the then outstanding Revolving Extensions of Credit exceed the Revolving Credit Commitments then in effect. Amounts borrowed by the Borrower under this subsection 2.6 may be repaid and, through but excluding the Revolving Termination Date, reborrowed. All Swingline Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swingline Lender irrevocable notice (which notice must be received by the Swingline Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in an amount equal to $250,000 or a whole multiple of $50,000 in excess thereof. The proceeds of the Swingline Loan will be made available by the Swingline Lender to the Borrower at the office of the Swingline Lender by crediting the account of the Borrower at such office with such proceeds in Dollars.

                  (b) The Swingline Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swingline Loan outstanding for more than seven Business Days, the Swingline Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swingline Lender to act on its behalf), request each Revolving Credit Lender, including the Swingline Lender, to make a Revolving Credit Loan as an ABR Loan in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the principal amount of all of the Swingline Loans (the "REFUNDED SWINGLINE LOANS") outstanding on the date such notice is given; PROVIDED that the provisions of this subsection shall not affect the obligations of the Borrower to prepay Swingline Loans in accordance with the provisions of subsection 4.5. Unless the Commitments shall have expired or terminated for any reason, including but not limited to, the occurrence of any of the events described in paragraph (f) of Section 9 hereof with respect to the Borrower (in which event the procedures of paragraph (d) of this subsection 2.6 shall apply), each Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swingline Loans.

                  (c) If the Revolving Credit Commitments shall expire or terminate (for any reason, including but not limited to the occurrence of any of the events described in paragraph (f) of Section 9 hereof with respect to the Borrower) at any time while Swingline Loans are outstanding, each Revolving Credit Lender shall, at the option of the Swingline Lender, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments, make a Revolving Credit Loan as an ABR Loan (which Revolving Credit Loan shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Swingline Loans, in either case in an amount equal to such Lender's Revolving Credit Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments of the aggregate principal amount of such Swingline Loans. Each Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds

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                                                                              28


immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swingline Loans outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation.

                  (d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan and the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

                  (e) Notwithstanding anything herein to the contrary, the Swingline Lender shall not be obligated to make any Swingline Loan if the conditions set forth in subsection 6.3 have not been satisfied. The Swingline Lender may not make any Swingline Loan at any time when the Swingline Lender has actual knowledge, whether by notification by the Administrative Agent, the Borrower or any Lender or otherwise, that an Event of Default has occurred and is continuing. No Revolving Credit Lender shall be required to refund, or participate in, any Swingline Loan made in violation of the immediately preceding sentence.

                  2.7 TRANCHE C TERM LOANS. (a) The Borrower may, with notice to the Administrative Agent but without the consent of the Required Lenders, from time to time after the Closing Date, but prior to the Tranche C Term Loan Termination Date, request to borrow term loans ("TRANCHE C TERM LOANS"); PROVIDED that the aggregate additional Tranche C Term Loans obtained pursuant to this subsection shall not exceed the aggregate Tranche C Term Commitments and shall, in each case, aggregate at least $20,000,000 per requested borrowing (or such lesser remaining amount); PROVIDED FURTHER, that the Leverage Ratio shall be less than or equal to (x) the Leverage Ratio permitted for such period pursuant to subsection 8.1(a) minus (y) .25. Upon receipt of such notice, the Administrative Agent will seek the agreement of one or more Lenders (including New Lenders) to make Tranche C Term Loans in an aggregate amount equal to the amount so requested by the Borrower.

                  (b) If one or more of the Lenders (including New Lenders) shall have agreed to make a Tranche C Term Loan pursuant to a request made as described in the foregoing clause (a) (it being understood that no Lender shall have any obligation to make any Tranche C Term Loan), such Tranche C Term Loans shall be made available to the Borrower, on a date mutually agreed upon among the Administrative Agent, the Borrower and the Lenders providing such Tranche C Term Loans and shall be implemented pursuant to documentation consistent herewith and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Tranche C Term Loans made or agreed to pursuant to this subsection 2.7 shall mature on the Tranche C Term Loan Termination Date and (i) 5% of the Tranche C Term

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                                                                              29


Loans shall amortize in equal quarterly installments until the date one year prior to the Tranche C Term Loan Termination Date and (ii) 95% of the Tranche C Term Loans shall be outstanding on the date one year prior to the Tranche C Term Loan Termination Date and such 95% shall amortize in equal quarterly installments during the course of such year; PROVIDED, that such percentages may be modified as a result of (A) any optional prepayment made in accordance with subsection 4.4 and (B) any mandatory prepayment made in accordance with subsection 4.5 as applied in accordance with subsection 4.3(d). Interest, fee rates and (subject to the immediately preceding sentence) other material terms with respect to the Tranche C Term Loans shall be determined at the time of issuance of such Tranche C Term Loans based upon then prevailing market conditions. Within 5 Business Days of any borrowing of Tranche C Term Loans, the Administrative Agent shall deliver to each Tranche C Term Lender, an amortization schedule substantially in the form of subsection 4.3(a) and a revised Schedule 1.1 reflecting the Tranche C Term Commitment of each Tranche C Term Lender. Such schedules shall be deemed a part hereof and shall supercede any then existing amortization schedule or Schedule 1.1, in each case, with respect to the Tranche C Term Loans.

                  (d) Any bank, financial institution or other entity (including any existing Lender) which, with (except in the case of an existing Lender) the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this agreement pursuant to this subsection 2.7 shall execute a Tranche C Lender Supplement (each, a "TRANCHE C LENDER SUPPLEMENT") substantially in the form of Exhibit I, whereupon such bank, financial institution or other entity (a "NEW LENDER") or such existing Lender, as the case may be, shall become a Tranche C Term Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.3(a), agrees to issue letters of credit (including any Designated Letters of Credit, "LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the relevant Issuing Lender; PROVIDED that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $25,000,000 or (ii) the aggregate Available Revolving Credit Commitments of all Lenders would be less than zero.

                  (b) Each Letter of Credit shall:

                                    (i) be denominated in Dollars and shall be
                  either (1) a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, incurred in the ordinary course of its business (a "STANDBY LETTER OF CREDIT"), or (2) a commercial letter of credit issued to provide a primary means of payment in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "COMMERCIAL LETTER OF CREDIT"); and



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                                                                             30


                                    (ii) expire no later than the earlier of (x)
                  the date that is 12 months after the date of its issuance and
                  (y) the fifth Business Day prior to the Revolving Termination Date; PROVIDED, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above); PROVIDED, FURTHER, that Letters of Credit which have an aggregate face amount of not greater than $2,500,000 and are issued in connection with the Distribution Group Sale shall expire no later than the earlier of (A) the date that is 24 months after the date of issuance thereof and (B) the fifth Business Day prior to the Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (e) On the Closing Date, (i) the Borrower shall provide
Schedule 3.1, which schedule shall list the Designated Letters of Credit, (ii) such Designated Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and in compliance with this Section 3, (iii) the face amount of such Designated Letters of Credit shall be included in the calculation of the available L/C Commitment and the Revolving Extensions of Credit, (iv) the provisions of this Section 3 shall apply thereto, and the Borrower and the Revolving Credit Lenders hereunder hereby expressly assume all obligations with respect to such Letters of Credit and (v) all liabilities of the Borrower with respect to such Designated Letters of Credit shall constitute obligations of the Borrower hereunder.

                  3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall issue the Letter of Credit requested thereby not later than four Business Days (or such later date as the Borrower shall request) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto as such Issuing Lender may reasonably request (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

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                                                                              31


                  3.3 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by each Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to subsection 3.3(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (as defined in the definition of ABR in subsection 1.1) during the period from and including the date such payment is required to be made to the date on which such payment is made available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.3(a) is not in fact made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.3(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.4 REIMBURSEMENT OBLIGATION OF THE BORROWER. (a) The Borrower agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment

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                                                                              32


shall be made to the relevant Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.2 of ABR Loans in the amount of such drawing. The requirement of one Business Day's prior notice for an ABR Loan set forth in subsection 2.2 shall not apply to any borrowing under this subsection 3.4 in respect of a drawing under any Letter of Credit. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.5 OBLIGATIONS ABSOLUTE. (a) To the fullest extent permitted by applicable law, the Borrower agrees that the Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of Credit.

                  (b) To the fullest extent permitted by applicable law, the Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.4(a) shall not be affected by (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) To the fullest extent permitted by applicable law, the Borrower agrees that no Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct.

                  (d) To the fullest extent permitted by applicable law, the Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.6 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower and each L/C Participant of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in

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                                                                              33


addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.7 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.8 CERTAIN REPORTING REQUIREMENTS. Each Issuing Lender will report in writing to the Administrative Agent (i) on the fifth Business Day prior to the end of each fiscal quarter of the Borrower, the aggregate stated amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week and (ii) on or prior to each Business Day on which an Issuing Lender expects to issue or amend any Letter of Credit, the date of such issuance or amendment and the aggregate stated amount of Letters of Credit to be issued by it and outstanding after giving effect to such issuance or amendment (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance or amendment occurred and whether the amount thereof changed).

                    SECTION 4. GENERAL PROVISIONS APPLICABLE
                         TO LOANS AND LETTERS OF CREDIT

                  4.1 FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a fee for the period from and including the Effective Date to the Revolving Termination Date, computed at a rate per annum equal to 0.50% on the average daily Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date (or on such earlier date on which the Revolving Credit Commitments shall be terminated pursuant to
Section 9).

                  (b) The Borrower shall pay to the Administrative Agent, for the account of each Issuing Lender a fronting fee with respect to each Letter of Credit issued by such Issuing Lender computed at a rate per annum equal to 1/8 of 1% for Letters of Credit issued by JPMorgan Chase Bank or at a percentage set forth in such Issuing Lender's Issuing Lender Agreement for Letters of Credit issued by other Issuing Lenders, in each case, on the daily average undrawn amount of such Letter of Credit. Such fronting fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date (or on such earlier date on which the Revolving Credit Commitments shall be terminated pursuant to Section 9) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lenders and the L/C Participants, a letter of credit commission with respect to each Letter of Credit on the daily average undrawn amount of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans. Such fee shall be payable to the L/C Participants and the Issuing Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. Such commissions shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date (or on such

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                                                                              34


earlier date on which the Revolving Credit Commitments shall be terminated pursuant to Section 9) and shall be nonrefundable.

                  (d) The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Term Lender a fee for the period from and including the Effective Date to, but not including, the date on which the Tranche A Term Loans are borrowed pursuant to subsection 2.5 computed at a rate per annum equal to 0.50% on the Tranche A Term Loan Commitment of such Tranche A Term Lender, payable on the date the Tranche A Term Loans are borrowed pursuant to subsection 2.5.

                  (e) The Borrower agrees to pay to the Administrative Agent (i) for the account of each Tranche B-1 Term Lender a fee for the period from and including the later of the Effective Date and the date on which such Tranche B-1 Term Lender delivers its forward purchase letter to, but not including, the date on which the Tranche B-1 Term Loans are borrowed pursuant to subsection 2.5 computed at a rate per annum equal to 0.50% on the Tranche B-1 Term Loan Commitment of such Tranche B-1 Term Lender, payable on the date the Tranche B-1 Term Loans are borrowed pursuant to subsection 2.5 and (ii) for the account of each Tranche B-2 Term Lender a fee for the period from and including the later of the Effective Date and the date on which such Tranche B-2 Term Lender delivers its forward purchase letter to, but not including, the date on which the Tranche B-2 Term Loans are borrowed pursuant to subsection 2.5 computed at a rate per annum equal to 0.50% on the Tranche B-2 Term Loan Commitment of such Tranche B-2 Term Lender, payable on the date the Tranche B-2 Term Loans are borrowed pursuant to subsection 2.5.

                  (f) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (g) The Borrower agrees to pay to JPMorgan Chase Bank the amounts set forth in the Fee Letter dated December 20, 2001, among J.P. Morgan Securities Inc., JPMorgan Chase Bank, Credit Suisse First Boston, Credit Suisse First Boston, Cayman Islands Branch and the Borrower, in the amounts and on the dates set forth therein.

                  4.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender, on the Revolving Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9), (ii) to the Administrative Agent for the account of each Tranche A Term Lender the then unpaid principal amount of each Tranche A Term Loan of such Tranche A Term Lender as provided in subsection 4.3(a), (iii) to the Administrative Agent for the account of each Tranche B Term Lender the then unpaid principal amount of each Tranche B Term Loan of such Tranche B Term Lender as provided in subsection 4.3(b) and (iv) to the Administrative Agent for the account of each Tranche C Term Lender the then unpaid principal amount of each Tranche C Term Loan of such Tranche C Term Lender as determined in accordance with subsection 2.7. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to

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                                                                              35


time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.8.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to subsection 11.6(d) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) each continuation thereof and each conversion of all or a portion thereof to another Type, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, as the case may be, or any error therein, shall not in any manner affect any of the obligations of the Borrower hereunder, including, without limitation, the obligation to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  4.3 AMORTIZATION OF TERM LOANS. (a) Subject to adjustment pursuant to clause (d) of this subsection, the Borrower shall repay Tranche A Term Loans on each date set forth below in the aggregate principal amount of Dollars set forth opposite such date (each Tranche A Term Lender shall receive an amount equal to such Lender's Tranche A Term Percentage multiplied by the amount set forth below opposite such installment):


             Date                                         Amount
             ----                                         ------
             June 30, 2002                                $2,812,500.00
             September 30, 2002                           $2,812,500.00
             December 30, 2002                            $2,812,500.00
             March 31, 2003                               $2,812,500.00

             June 30, 2003                                $2,812,500.00
             September 30, 2003                           $2,812,500.00
             December 30, 2003                            $2,812,500.00
             March 31, 2004                               $2,812,500.00

             June 30, 2004                                $3,750,000.00
             September 30, 2004                           $3,750,000.00


                                                                              36

             December 30, 2004                            $3,750,000.00
             March 31, 2005                               $3,750,000.00

             June 30, 2005                                $3,750,000.00
             September 30, 2005                           $3,750,000.00
             December 30, 2005                            $3,750,000.00
             March 31, 2006                               $3,750,000.00

             June 30, 2006                                $5,625,000.00
             September 30, 2006                           $5,625,000.00
             December 30, 2006                            $5,625,000.00
             Tranche A Term                               $5,625,000.00
                Loan Termination Date

                  (b) Subject to adjustment pursuant to clause (d) of this subsection, the Borrower shall repay Tranche B Term Loans on each date set forth below in the aggregate principal amount of Dollars set forth opposite such date (each Tranche B Term Lender shall receive an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment):

            Date                                         Amount
            ----                                         ------
            June 30, 2002                              $     237,500.00
            September 30, 2002                         $     237,500.00
            December 30, 2002                          $     237,500.00
            March 31, 2003                             $     237,500.00

            June 30, 2003                              $     237,500.00
            September 30, 2003                         $     237,500.00
            December 30, 2003                          $     237,500.00
            March 31, 2004                             $     237,500.00

            June 30, 2004                              $     237,500.00
            September 30, 2004                         $     237,500.00
            December 30, 2004                          $     237,500.00
            March 31, 2005                             $     237,500.00

            June 30, 2005                              $     237,500.00
            September 30, 2005                         $     237,500.00
            December 30, 2005                          $     237,500.00
            March 31, 2006                             $     237,500.00

            June 30, 2006                              $     237,500.00
            September 30, 2006                         $     237,500.00
            December 30, 2006                          $     237,500.00
            March 31, 2007                             $     237,500.00


                                                                              37


            June 30, 2007                              $22,562,500.00
            September 30, 2007                         $22,562,500.00
            December 30, 2007                          $22,562,500.00
            Tranche B Term Loan                        $22,562,500.00
                Termination Date


                  (c) To the extent not previously paid, all Tranche A Term Loans shall be due and payable on the Tranche A Term Loan Termination Date (or on such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 9), all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Termination Date (or on such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 9) and all Tranche C Term Loans shall be due and payable on the Tranche C Term Loan Termination Date (or on such earlier date on which the Tranche C Term Loans become due and payable pursuant to Section 9).

                  (d) Any prepayment of a Term Loan pursuant to subsection 4.5 shall be applied to reduce the subsequent scheduled repayments of the Term Loans to be made by the Borrower pursuant to this subsection as set forth in subsection 4.5.

                  (e) Each repayment or prepayment of a Term Loan shall be applied ratably to the Term Loans of each Lender included in the repaid Term Loan in accordance with such Lender's Tranche A Term Percentage, Tranche B Term Percentage or Tranche C Term Percentage, as the case may be.

                  4.4 OPTIONAL PREPAYMENTS. (a) The Borrower may at any time and from time to time prepay the Loans made to it, in whole or in part, without premium or penalty, upon at least three Business Days' in the case of Eurodollar Loans, or same day Business Day's in the case of ABR Loans (including Swingline Loans), irrevocable notice to the Administrative Agent, specifying whether the prepayment is (i) of Revolving Credit Loans, Term Loans or Swingline Loans, or a combination thereof, and in each case if a combination thereof, the amount allocable to each, (ii) the date and amount of prepayment of such Loan(s) and
(iii) whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.15 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial optional prepayments of the Term Loans shall be applied to the remaining installments of principal thereof ratably based on the remaining amounts thereof. Partial voluntary prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $500,000 in excess thereof.

                  (b) Notwithstanding anything to the contrary in subsection 4.4(a) or 4.11, with respect to the amount of any optional prepayment described in subsection 4.4 that is allocated to Tranche B Term Loans (such amounts, the "TRANCHE B OPTIONAL PREPAYMENT AMOUNT"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in paragraph
(a) above, on the date specified in subsection 4.4 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender a notice (each, an "OPTIONAL PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Lender an Optional Prepayment Option Notice, which shall be in the form of Exhibit G-1, and shall include an offer by the Borrower to prepay on the date (each an "OPTIONAL PREPAYMENT DATE") that is 5 Business Days after the date of the Optional Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Optional Prepayment Amount indicated in such Lender's Optional Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Optional Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above, (ii) the Borrower shall pay to the Tranche A Term Lenders an amount equal to the portion of the Tranche B Optional Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans; PROVIDED, that, if on the Optional Prepayment Date, the amount equal to the portion of the Tranche B Optional Prepayment Amount not accepted by the Tranche B Lenders is in excess of the then outstanding Tranche A Term Loans, the Borrower shall pay to the Tranche B Term Lenders such excess amount PRO RATA in accordance with the outstanding Tranche B Term Loans of each Tranche B Term Lender.

                  4.5 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS: (a) If at any time the sum of the Revolving Credit Loans, the Swingline Loans and the L/C Obligations exceeds the Revolving Credit Commitments, the Borrower shall make a payment in the amount of such excess which payment shall be applied FIRST, to the payment of the Swingline Loans then outstanding, SECOND, to the payment of any Revolving Credit Loans then outstanding, THIRD, to payment of any Reimbursement Obligations then outstanding and LAST, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Required Lenders. The application of prepayments of Loans referred to in the preceding sentence shall be made first to ABR Loans and second to Eurodollar Loans.

                  (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, then 100% of such Net Cash Proceeds shall be applied on the first Business Day after receipt thereof toward prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in subsection 4.5(f); PROVIDED that such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate that it intends to use such Net Cash Proceeds to acquire fixed or capital assets for the Borrower or any of its Subsidiaries within 330 days of receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to prepay the Loans and permanently reduce the Commitments on the date 330 days after the receipt thereof; and PROVIDED FURTHER that such Net Cash Proceeds shall not be required to be so applied until such Net Cash Proceeds not applied hereunder exceed $2,500,000 in the aggregate, at which time all of such unapplied Net Cash Proceeds shall be applied as set forth in subsection 4.5(f).

                  (c) If any Capital Stock shall be issued by the Borrower or any of its Subsidiaries subsequent to the Closing Date, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in subsection 4.5(f), unless such Net Cash Proceeds shall be applied within 180 days to make an acquisition permitted by subsection 8.10. The Net Cash Proceeds required to be applied pursuant to this subsection 4.5(c) toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in subsection 4.5(f) shall be applied on the earlier of (i) the 181st day after receipt of such Net Cash Proceeds and (ii) the date on which the Borrower or the relevant Subsidiary determines that such Net Cash Proceeds will not be used to make an acquisition.

                  (d) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries subsequent to the Closing Date (excluding any Indebtedness incurred in accordance with subsection 8.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in subsection 4.5(f).

                  (e) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow, less the aggregate amount of optional prepayments made since the last Excess Cash Flow Application Date, toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in subsection 4.5(f). Each such prepayment and commitment reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 7.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (f) Amounts to be applied in connection with mandatory prepayments and Commitment reductions made pursuant to this subsection 4.5 shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swingline Loans to the extent, if any, that the aggregate Revolving Extensions of Credit exceed the amount of the aggregate Revolving Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Credit Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to subsection 4.5 shall be made, FIRST, to ABR Loans and, SECOND, to Eurodollar Loans. Each prepayment of the Loans under subsection 4.5 (except in the case of Revolving Credit Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (g) Notwithstanding anything to the contrary in subsection 4.5(f) or 4.11, with respect to the amount of any mandatory prepayment described in subsection 4.5 that is allocated to Tranche B Term Loans (such amounts, the "TRANCHE B MANDATORY PREPAYMENT AMOUNT"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in paragraph (e) above, on the date specified in subsection 4.5 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender a notice (each, a "MANDATORY PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Lender a Mandatory Prepayment Option Notice, which shall be in the form of Exhibit G-2, and shall include an offer by the Borrower to prepay on the date (each a "MANDATORY PREPAYMENT DATE") that is 5 Business Days after the date of the Mandatory Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Mandatory Prepayment Amount indicated in such Lender's Mandatory Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above, (ii) the Borrower shall pay to the Tranche A Term Lenders an amount equal to the portion of the Tranche B Mandatory Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans; PROVIDED, that, if on the Mandatory Prepayment Date, the amount equal to the portion of the Tranche B Mandatory Prepayment Amount not accepted by the Tranche B Lenders is in excess of the then outstanding Tranche A Term Loans, the Borrower shall pay to the Tranche B Term Lenders such excess amount PRO RATA in accordance with the outstanding Tranche B Term Loans of each Tranche B Term Lender.

                  4.6 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, PROVIDED that any such conversion may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the (x) Tranche A Term Loans (in the case of conversions of Tranche A Term Loans), (y) Tranche B Term Loans ( in the case of conversions of Tranche B Term Loans) and (z) Tranche C Term Loans ( in the case of conversions of Tranche C Term Loans).

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to, respectively, the Revolving Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of (x) the Tranche A Term Loans (in the case of continuations of Tranche A Term Loans), (y) Tranche B Term Loans (in the case of continuations of Tranche B Term Loans) and (z) Tranche C Term Loans ( in the case of continuations of Tranche C Term Loans) and PROVIDED, FURTHER, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  4.7 MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be made pursuant to such elections so that, after giving effect thereto, the aggregate number of Eurodollar Tranches outstanding at any time shall not exceed twenty.

                  4.8 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest for each day at a rate per annum equal to the ABR for such day plus the Applicable Margin.

                  (c) If all or a portion of (i) the principal amount of any Loan or Reimbursement Obligation, (ii) any interest payable thereon or (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection PLUS 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  4.9 COMPUTATION OF INTEREST AND FEES. (a) Interest calculated on the basis of the Prime Rate component of the ABR shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and all fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) To the fullest extent permitted by applicable law, each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.8(a), (b) or (c).

                  4.10 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period, (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans with respect to which the Interest Period shall have expired shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  4.11 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made (in each case, other than in respect of the Swingline Loans) PRO RATA according to the respective Revolving Credit Commitment Percentages, Tranche A Term Percentages, Tranche B-1 Term Percentages, Tranche B-2 Term Percentages and Tranche C Term Percentages, as the case may be, of the relevant Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Term Loans then held by the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Term Lenders (except as otherwise provided in subsections 4.4(b) and 4.5(g)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, as the case may be, PRO RATA based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans (other than the Swingline Loans) shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage, Tranche A Term Percentage, Tranche B-1 Term Percentage, Tranche B-2 Term Percentage or Tranche C Term Percentage, as the case may be, of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage, Tranche A Term Percentage, Tranche B-1 Term Percentage, Tranche B-2 Term Percentage or Tranche C Term Percentage, as the case may be, of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  4.12 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law (other than a requirement of the Certificate of Incorporation, By-Laws or other organizational or governing documents of the relevant Lender) or in the interpretation or application thereof (except as aforesaid) shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower agrees to pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.15.

                  4.13 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law (other than a requirement of the Certificate of Incorporation, By-Laws or other organizational or governing documents of the relevant Lender) or in the interpretation or application thereof (except as aforesaid) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over such Lender made subsequent to the date hereof (or, in the case of any Lender that becomes a party hereto after the Effective Date, subsequent to the date on which such party becomes a Lender):

                                    (i) shall subject any Lender to any tax of
                  any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.14 and changes in the rate of tax on the overall net income of such Lender);

                                    (ii) shall impose, modify or hold applicable
                  any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                                    (iii)   shall impose on such Lender any
                  other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender, on an after-tax basis, for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined in good faith that the adoption of or any change in any Requirement of Law (other than a requirement of the Certificate of Incorporation, By-Laws or other organizational or governing documents of the relevant Lender) regarding capital adequacy or in the interpretation or application thereof (except as aforesaid) or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof (or, in the case of any Lender that becomes a party hereto after the Effective Date, subsequent to the date on which such party becomes a Lender) shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender, on an after-tax basis, for such reduction, PROVIDED that the Borrower shall be not be obligated to compensate any Lender pursuant to this subsection 4.13 for amounts accruing prior to the date which is 90 days before the Borrower is notified of such event, it being understood that such notice need not include a computation of amounts in respect thereof.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the

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                                                                              45


event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 4.13 submitted by such Lender, through the Administrative Agent, to the Borrower shall, to the fullest extent permitted by applicable law, be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.14 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and all other amounts payable hereunder.

                  (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation or partnership created or organized under the laws of the United States of America, or any estate that is subject to Federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form

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                                                                              46



W-8BEN, a certificate in the form of Exhibit E, representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this subsection 4.14(b), a Non-U.S. Lender that has previously complied with this subsection 4.14(b) shall not be required to deliver any Form W-8BEN or Form W-8ECI pursuant to this subsection 4.14(b) that such Non-U.S. Lender is not legally able to deliver.

                  4.15 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may reasonably sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement or (b) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be an amount equal to the excess, if any, of
(i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. In the event that the Borrower defaults in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, any Eurodollar Loans in respect of which such notice has been given shall be converted automatically to ABR Loans on the date such prepayment would have been made pursuant to such notice. This covenant shall survive the termination of this Agreement and all other amounts payable hereunder until the second anniversary of such termination and payment.

                  4.16 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 4.13 or 4.14(a), it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.13 or 4.14(a).

                    SECTION 5. REPRESENTATIONS AND WARRANTIES
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                                                                              47


                  To induce the Administrative Agent and each Lender to enter into this Agreement and to make the Extensions of Credit requested to be made by it (including the initial Extension of Credit requested to be made by it on the Closing Date), the Borrower hereby represents and warrants, on the Closing Date and on every Borrowing Date thereafter, to the Administrative Agent and each Lender that:

                  5.1 FINANCIAL CONDITION. (a) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries at December 31, 1998, December 31, 1999 and December 31, 2000 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2001, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently, in all material respects, throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or the footnotes thereto. During the period from December 31, 2000 to and including the date hereof there has been no Disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property.

                  (b) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries at December 31, 2001 (excluding the footnote disclosures required by GAAP) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Offering, (ii) the making of the Loans and other extensions of credit hereunder to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly, in all material respects, on a PRO FORMA basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  5.2 NO CHANGE; SOLVENCY. Since December 31, 2000 there has been no development or event which has had or could reasonably be expected to have a Material Adverse

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                                                                              48


Effect. As of the Closing Date, the Borrower and its Subsidiaries are Solvent, on a consolidated basis and on an individual basis.

                  5.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law (other than Requirements of Law with respect to which representations as to compliance are made in subsections 5.13 and 5.16) except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and in the case of the Borrower, to borrow hereunder and the Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Applications, and each Loan Party has authorized the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Loan Party is a party (other than the filing of Uniform Commercial Code financing statements, which have, to the extent then necessary to perfect the Liens provided for in the Security Agreements, been duly filed). This Agreement has been duly executed and delivered on behalf of the Borrower, and each other Loan Document will be duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document to which the Borrower or any other Loan Party is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Borrower and such other Loan Party enforceable against the Borrower and such other Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, laws respecting fraudulent transfers and preferential transfers) and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material provision of any material Contractual Obligation or, to the knowledge of the Borrower, any other provision of any Contractual Obligation of the Borrower or of any of its Subsidiaries, in each such case the effect of which would be to cause a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents).

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                                                                              49


                  5.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  5.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and valid title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 8.3.

                  5.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim that could reasonably be expected to have a Material Adverse Effect. The Borrower has no knowledge, nor any reason to know, that the use of such Intellectual Property by the Borrower and its Subsidiaries infringes on the rights of any Person in a manner that could reasonably be expected to have a Material Adverse Effect.

                  5.10 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal and material other tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (ii) imposed by any Governmental Authority other than the Federal Government the non-payment of which could not reasonably be expected to give rise to any Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge other than any such Lien or claim by any Governmental Authority which could not reasonably be expected to have a Material Adverse Effect.

                  5.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any

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                                                                              50


Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                  5.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred so as to subject, directly or indirectly, any asset of the Borrower or any Commonly Controlled Entity to any liability, contingent or otherwise, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of the accrued benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefit obligations. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                  5.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  5.14 SUBSIDIARIES. The Subsidiaries listed on Schedule 5.14 hereto constitute all the Subsidiaries of the Borrower on the Closing Date.

                  5.15 PURPOSE OF LOANS. The proceeds of the Revolving Credit Loans shall be used by the Borrower to finance the continuing working capital requirements and general corporate purposes of the Borrower and its Subsidiaries, including acquisitions permitted pursuant to subsection 8.10 hereof. The proceeds of the Term Loans shall be used by the Borrower (a) to refinance indebtedness under the Existing Credit Agreement and to pay fees and expenses related thereto, (b) to repurchase, redeem or defease the Senior Subordinated Notes and to pay expenses, fees and premiums related thereto and
(c) for general corporate purposes of the Borrower and its Subsidiaries, including acquisitions permitted pursuant to subsection 8.10 hereof.

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                                                                              51

                  5.16 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule
5.16 hereto,(a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations (i) which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law and (ii) which could reasonably be expected to have a Material Adverse Effect.

                  (b) The Properties and all operations at the Properties are in compliance, and have been in compliance, in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business that could reasonably be expected to have a Material Adverse Effect, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law and that could reasonably be expected to have a Material Adverse Effect, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law and that could reasonably be expected to have a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business and that could reasonably be expected to have a Material Adverse Effect.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws and that could reasonably be expected to have a Material Adverse Effect.

                  5.17 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

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                                                                              52


                  5.18 NO MATERIAL MISSTATEMENTS. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower and each other Loan Party to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto do not contain, and will not contain as of the Closing Date, any material misstatement of fact and do not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

                  5.19 COLLATERAL. (a) The provisions of each of the Security Agreements, when executed and delivered, will constitute in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all right, title, and interest of the Borrower and any of the other Loan Parties which is a party to such Security Agreement, as the case may be, in the Collateral described in such Security Agreement. As of the Closing Date, when financing statements have been filed in the offices in the jurisdictions listed in Schedule 3 to the Guarantee and Collateral Agreement, when appropriate filings have been made in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and when such other actions as are described in each of the Security Agreements have been taken in accordance with the Security Agreements, each of the Security Agreements shall constitute a perfected security interest in all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described therein and a perfected first lien on, and security interest in, all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described in each Security Agreement (except, in the case of Collateral, other than Pledged Stock, for Liens which are permitted by subsection 8.3 and whose priority cannot be superseded by the provisions hereof or of any Security Agreement and the filings hereunder or thereunder).

                  (b) From the date 60 days following the Effective Date and thereafter (unless released pursuant to the terms thereof), each of the Mortgages shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 5.19(b), each such Mortgage shall constitute a first priority perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person except for Liens permitted under subsection 8.3 and whose priority cannot be superseded by the provisions hereof or of any Security Agreement and the filings hereunder or thereunder. Schedule A lists each parcel of real property in the United States owned in fee simple by the Borrower or any of its Subsidiaries as of the Closing Date, other than the real property located at 10001 N.W. 2nd Street, Oklahoma City, Oklahoma 73127.

                         SECTION 6. CONDITIONS PRECEDENT

                  6.1 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

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                                                                              53


                  (a) CREDIT AGREEMENT; GUARANTEE AND COLLATERAL AGREEMENT. the Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, each conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b) EFFECTIVE DATE CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, an Effective Date Certificate dated the Effective Date, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of each Loan Party.

                  (c) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents delivered on the Effective Date to which it is or will be a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Agreements delivered on the Effective Date to which it is or will be a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (d) LOAN PARTY INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of each Loan Party, dated the Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document delivered on the Effective Date satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (e) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of each Loan Party to any Loan Document delivered on the Effective Date, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party.

                  6.2 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the Extensions of Credit requested to be made by it hereunder, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

                  (a) REPAYMENT OF INDEBTEDNESS. The Existing Credit Agreement shall have been terminated and all outstanding indebtedness and other obligations of the Borrower and its Subsidiaries thereunder shall have been paid or refinanced in full with the proceeds of the Facilities, including, without limitation, all interest and fees owing with respect to such indebtedness, and all Liens created thereunder shall be released or the financing statements with respect thereto shall be amended to secure only the Indebtedness hereunder.

                  (b) FINANCIAL STATEMENTS. The Administrative Agent shall have received, with a copy for each Lender, (i) the financial statements referred to in subsection 5.1, (ii) the PRO FORMA balance sheet of the Borrower and its Subsidiaries referred to in subsection 5.1(b), which shall be in form and substance satisfactory to the Lenders and (iii) preliminary financial statements for the period ended December 31, 2001 (excluding the footnote disclosures required by GAAP), prepared based upon the best information available to the Borrower as of the date of delivery thereof and subject to completion of the annual audit and procedures, evidencing (A) Consolidated EBITDA greater than or equal to $85,000,000 prepared using the financial statements referred to in subsection 5.1(b) and clause (iii) above and (B) the Leverage Ratio on the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available (including the financial statements referred to in subsection 5.1(b) and in clause (iii) above and incorporating the PRO FORMA adjustments referred to in Section 5.1(b)) shall be less than or equal to 2.25 to 1.00.

                  (c) ISSUANCE OF COMMON STOCK. The Borrower shall have received at least $33,600,000 in Net Cash Proceeds from the issuance of its common stock on terms and conditions satisfactory to the Arrangers (such issuance, the "OFFERING").

                  (d) REPURCHASE OF SENIOR SUBORDINATED NOTES. The Borrower's Senior Subordinated Notes shall have been called for redemption pursuant to arrangements satisfactory to the Arrangers.

                  (e) FEES AND EXPENSES. The Lenders, the Administrative Agent and each Arranger shall have received all fees required to be paid pursuant to subsection 4.1 or otherwise, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (f) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                                    (i)     the executed legal opinion of
                  Gibson, Dunn & Crutcher LLP counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit B-1;

                                    (ii) the executed legal opinion of Joseph
                  Salamunovich, General Counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit B-2; and

                                    (iii) the executed legal opinion of special
                  local counsel of the Borrower, in such jurisdictions as the Administrative Agent shall request, substantially in the form of Exhibit B-3.

                  (g) APPROVALS. All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

                  (h) PROJECTIONS. The Administrative Agent shall have received satisfactory projections of the Borrower (and its Subsidiaries) through the 2008 fiscal year.

                  (i) INSURANCE. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 7.5 hereof shall have been satisfied.

                  (j) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a Closing Certificate dated the Closing Date, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of each Loan Party.

                  (k) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received in form and substance satisfactory to it each document (including original stock certificates together with undated stock powers executed in blank and financing statements on form UCC-1), necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Guarantee and Collateral Agreement, in proper form for filing, registration or recordation.

                  (l) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search in the jurisdiction of formation of the Borrower and each other Loan Party, with respect to the Borrower and each other Loan Party, of the Uniform Commercial Code filings which may have been filed with respect to the Borrower or any other Loan Party, and such search shall reveal no liens on any of the assets of the Borrower or any Loan Party except for liens permitted by subsection 8.3 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (m) SCHEDULES. The Administrative Agent shall have received an updated Schedule 7 to the Guarantee and Collateral Agreement.

                  (n) ACKNOWLEDGEMENT AND CONSENT. The Administrative Agent shall have received from each Foreign Subsidiary which Capital Stock is required to be pledged in accordance with the Guarantee and Collateral Agreement, an acknowledgment and consent (in the form attached to the Guarantee and Collateral Agreement) executed and delivered by a duly authorized officer of such Foreign Subsidiary.

                  (o) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  6.3 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the initial Extension of Credit) is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and each of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties were expressly made only as of a specific date, in which case, such representations and warranties shall have been true as of the specific date).

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) LETTER OF CREDIT APPLICATIONS. With respect to the issuance of any Letter of Credit, the relevant Issuing Lender shall have received an Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer.

                  (d) BORROWING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a borrowing certificate dated the requested Borrowing Date, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer.

Each borrowing by and each issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance that the conditions contained in this subsection 6.3 have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1 FINANCIAL STATEMENTS.  Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Lenders; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments)

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently, in all material respects, throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that the financial statements delivered pursuant to subsection 7.1(b) may not include notes thereto).

                  7.2 CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statement referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer ("COMPLIANCE CERTIFICATE") stating that, to the best of such officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 7.9 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without either giving prompt written notice of such event to the Administrative Agent or complying with the requirements of this Agreement and the Security Agreements with respect thereto, (iii) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it other than with respect to those matters which have been cured within the grace periods specified herein or expressly waived by the Lenders or the Required Lenders, as appropriate, and (iv) the Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with all of the financial condition covenants set forth in subsections 8.1, 8.7, 8.8 and 8.9, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than 60 days after the end of each fiscal year of the Borrower, a copy of the projections of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) as soon as practicable after the same are sent, copies of all financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders in their capacities as such, and as soon as practicable after the same are filed, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) promptly upon receipt thereof, copies of all final reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special financial audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit PROVIDED, in each case, that such final report or letter, as the case may be, concerns an event or events which could reasonably be expected to have a Material Adverse Effect; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  7.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent in accordance with current business practice, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

                  7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep (except as permitted by subsection 8.6) all property that is useful and necessary in the then current conduct of its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

                  7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which proper entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent and any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired following reasonable notice (including topics for discussion), and to discuss the business, operations, properties and financial and other condition of the Borrower and the its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  7.7 NOTICES. Promptly give notice to the Administrative Agen t and each Lender of:

                  (a) any Responsible Officer becoming aware of the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $3,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought if the granting of such injunctive or other relief could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence (or the reasonable expectation of the occurrence) of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Multiemployer Plan to effect a termination or Reorganization of any Multiemployer Plan or any Single Employer Plan or
         (iii) the termination or partial termination of any Single Employer Plan by the Borrower or any Commonly Controlled Entity;

                  (e) (i) any release or discharge by the Borrower or any of its Subsidiaries of any Material of Environmental Concern required to be reported under Environmental Laws to any Governmental Authority that could reasonably be expected to result in a material liability; (ii) any condition, circumstance, occurrence or event that could result in a material liability under Environmental Laws or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any material Property; and
         (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that could reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Law;

                  (f) any development or event which could reasonably be expected to have a Material Adverse Effect; and

                  (g) promptly upon the occurrence thereof, the occurrence of a Change of Control.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or such Subsidiary proposes to take with respect thereto.

                  7.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and make reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and make reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with, and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions lawfully required by Governmental Authorities under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws other than such orders and directives as to which an appeal or other challenge has been timely and properly taken in good faith and the pendency of any and all such appeals and other challenges does not give rise to a Material Adverse Effect.

                  7.9 ADDITIONAL COLLATERAL. (a) With respect to any assets (or any interest therein) acquired after the Closing Date by the Borrower or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Agreements but which are not so subject promptly (and in any event within 60 days after the acquisition thereof) (or with respect to the Capital Stock of MPT Liquidation Corp., an Ontario corporation, promptly upon the Borrower's termination of the liquidation process): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Agreements or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements and the recording of leasehold mortgages in such jurisdictions as may be requested by the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the

Administrative Agent surveys, title insurance and flood insurance reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes a domestic Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement, or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to the Guarantee and Collateral Agreement or to a new security agreement in each case pursuant to an annex to the Guarantee and Collateral Agreement which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement or such security agreement, to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, (iv) if requested by the Administrative Agent, deliver to the Administrative Agent an Effective Date Certificate, with appropriate insertions and attachments, executed by a duly authorized officer of such Subsidiary and
(v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and
(iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any Person that subsequent to the Closing Date becomes a Foreign Subsidiary (other than a Foreign Subsidiary owned by another Foreign Subsidiary), promptly upon the request of the Administrative
Agent: (i) execute and deliver to the Administrative Agent a foreign stock pledge agreement, or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on 65% of the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificate or certificates representing 65% of the Capital Stock of such Foreign Subsidiary, together with, if required by such foreign stock pledge agreement, undated stock powers for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (iii) complete such other actions as are necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by such foreign stock pledge agreement and (iv) cause the delivery of the executed legal opinion of special foreign counsel with respect to such foreign stock pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent.

                  7.10 FURTHER ASSURANCES. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the applicable Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the

Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  7.11 PROPERTY MATTERS. With respect to the real property listed on Schedule A, no later than 60 days following the Effective Date, at its own expense deliver to the Administrative Agent, for the benefit of the Lenders, a Mortgage on such real property and take all actions necessary or, in the opinion of the Administrative Agent, desirable to cause any liens created by any such Mortgage to be duly perfected in accordance with all applicable Requirements of Law. With respect to any other real property acquired by the Borrower or its Subsidiaries after the Closing Date, to the extent reasonably requested by the Administrative Agent, (no later than 60 days following such request) and at the Borrower's own expense (a) deliver to the Administrative Agent, for the benefit of the Lenders, a Mortgage on such real property, (b) take all actions necessary or, in the opinion of the Administrative Agent, desirable to cause any liens created by any such Mortgage to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the recording of such Mortgages in such jurisdictions as may be requested by the Administrative Agent, and (c) confirm that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                          SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, it shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1 FINANCIAL CONDITION COVENANTS. (a) TOTAL INDEBTEDNESS TO EBITDA. Permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite the last day of such fiscal quarter:


                      Date                           Ratio
                      ----                           -----
                      March 31, 2002                 3.00 to 1.00
                      June 30, 2002                  3.00 to 1.00
                      September 30, 3002             3.00 to 1.00
                      December 31, 2002              3.00 to 1.00
                      March 31, 2003                 3.00 to 1.00
                      June 30, 2003                  2.75 to 1.00
                      September 30, 2003             2.75 to 1.00
                      December 31, 2003              2.75 to 1.00
                      March 31, 2004                 2.50 to 1.00
                      June 30, 2004                  2.50 to 1.00
                      September 30, 2004             2.50 to 1.00
                      December 30, 2004              2.50 to 1.00
                      March 31, 2005                 2.50 to 1.00
                      June 30, 2005                  2.50 to 1.00
                      September 30, 2005             2.50 to 1.00
                      December 31, 2005              2.25 to 1.00


                                                                              63


                      March 31, 2006                 2.25 to 1.00
                      June 30, 2006                  2.25 to 1.00
                      September 30, 2006             2.25 to 1.00
                      December 30, 2006              2.25 to 1.00
                      March 31, 2007                 2.25 to 1.00

                  (b) INTEREST COVERAGE. Permit for any period of four consecutive fiscal quarters ending on any date set forth below the ratio of (A) Consolidated EBITDA of the Borrower for such period to (B) Consolidated Interest Expense of the Borrower for such period to be less than the ratio set forth below opposite the date on which the last of such fiscal quarters ends:


                      Date                           Ratio
                      ---                            -----
                      March 31, 2002                 4.00 to 1.00
                      June 30, 2002                  4.00 to 1.00
                      September 30, 2002             4.00 to 1.00
                      December 31, 2002              4.00 to 1.00
                      March 31, 2003                 4.25 to 1.00
                      June 30, 2003                  4.25 to 1.00
                      September 30, 2003             4.25 to 1.00
                      December 31, 2003              4.25 to 1.00
                      March 31, 2004                 4.50 to 1.00
                      June 30, 2004                  4.50 to 1.00
                      September 30, 2004             4.50 to 1.00
                      December 30, 2004              4.50 to 1.00
                      March 31, 2005                 4.50 to 1.00
                      June 30, 2005                  4.50 to 1.00
                      September 30, 2005             4.50 to 1.00
                      December 31, 2005              4.50 to 1.00
                      March 31, 2006                 4.50 to 1.00
                      June 30, 2006                  4.50 to 1.00
                      September 30, 2006             4.50 to 1.00
                      December 30, 2006              4.50 to 1.00
                      March 31, 2007                 4.50 to 1.00

                  (c) MAINTENANCE OF NET WORTH. Permit the Consolidated Net Worth of the Borrower at any time to be less than the sum of $115,000,000 plus 50% of the cumulative sum of Consolidated Net Income for each fiscal quarter (if positive) beginning after the Closing Date and ended at or prior to such time LESS the aggregate writeoff of intangible assets constituting goodwill after the Closing Date to the extent reflected in accordance with GAAP on the financial statements of the Borrower delivered pursuant to Section 7.1 for fiscal periods ending after the Closing Date.

                  8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under this Agreement (including any Indebtedness incurred in accordance with subsection 2.7);

                  (b) Indebtedness of (i) the Borrower to any Subsidiary and
         (ii) any Subsidiary which is a party to the Guarantee and Collateral Agreement to the Borrower; PROVIDED that the Borrower hereby agrees that all such Indebtedness of any such Subsidiary to the Borrower permitted pursuant to clause (ii) above is subordinated to the payment in full of the obligations of such Subsidiary under the Guarantee and Collateral Agreement or another subsidiary guarantee entered into pursuant to the terms of this Agreement to which it is a party, and any payment received by the Borrower in respect thereof while an Event of Default shall have occurred and be continuing shall be held by the Borrower in trust for the Administrative Agent and paid over to the Administrative Agent, for the benefit of the Lenders, in the event of any demand in respect of the Guarantee and Collateral Agreement or such subsidiary guarantee;

                  (c) Indebtedness of the Borrower and any of its Subsidiaries incurred not later than 180 days after the acquisition of fixed or capital assets to finance the acquisition of such fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), in an initial amount not less than 75%, and not more than 100%, of the original purchase price of such property at the time it was acquired, and any renewals, extensions, refundings or refinancings of such indebtedness in an aggregate amount not to exceed $20,000,000 at any time outstanding; PROVIDED that the terms of such Indebtedness shall not prohibit or limit the ability of any Subsidiary to declare or pay any dividend or make any payment or other distribution (other than a distribution of the assets financed by such Indebtedness), either directly or indirectly, to or for the account of the Borrower or any Subsidiary of the Borrower;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 8.2, not to exceed an aggregate outstanding principal amount of $250,000 on the Closing Date, and any renewals, extensions, refundings or refinancings of such Indebtedness, provided the amount thereof is not increased, the maturity of any installment of principal thereof is not shortened and the subordination provisions thereof are not amended or modified except on terms and conditions satisfactory to the Required Lenders;

                  (e) Indebtedness of the Foreign Subsidiaries at any time not exceeding an aggregate principal amount outstanding equivalent at such time to $20,000,000 (U.S. Dollars equivalent);

                  (f) Indebtedness constituting the defined purchase price "earn-out" liabilities under the Asset Purchase Agreement, dated as of July 31, 1997, among Automatic Transmission Shops Inc., C.W. Smith, ATS Remanufacturing, Inc., and the Borrower in an aggregate amount not to exceed $14,600,000;

                  (g) Indebtedness in respect of (i) Hedging Agreements not involving more than $100,000,000 in aggregate notional amount at any one time outstanding or (ii) rate caps, collars or similar agreements in respect of interest or currency rate fluctuations that require payment by the Borrower only of fixed fees determined at or prior to the effectiveness thereof and not termination payments or other payments or liabilities that change in amount based on changes in underlying rates; provided that in each case such Hedging Agreements are entered into for legitimate hedging purposes related to the business of the Borrower and its Subsidiaries and not for speculative purposes;

                  (h) the Senior Subordinated Notes and any Indebtedness of the Borrower outstanding under the Existing Credit Agreement; PROVIDED, that the Senior Subordinated Notes shall be redeemed in accordance with subsection 6.2(d) and all Indebtedness of the Borrower outstanding under the Existing Credit Agreement shall be repaid in full in accordance with subsection 6.2(a).

                  (i) additional Indebtedness of the Borrower in aggregate principal amount outstanding at any time not exceeding $20,000,000.

                  8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments or other governmental charges not yet overdue or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, building, zoning and other similar restrictions, utility agreements, covenants, reservations and encroachments and other similar encumbrances or title defects incurred, or leases or subleases granted to others in the ordinary course of business which, in the aggregate, do not materially detract from the aggregate value of the properties of the Borrower and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

                  (f) Liens in existence on the date hereof listed on Schedule 8.3, securing Indebtedness permitted by subsection 8.2(d), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(c) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created not later than 180 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

                  (h) Liens on property other than the Collateral (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $5,000,000 in an aggregate amount at any time outstanding;

                  (i) Liens created pursuant to the Loan Documents;

                  (j) Liens on assets of corporations which become Subsidiaries of the Borrower after the date hereof existing on the date of such acquisition, PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness,
         (ii) the principal amount of Indebtedness secured thereby is not increased and (iv) such Lien or indebtedness is not created or incurred in connection with or contemplation of such acquisition;

                  (k) Liens on assets of the Foreign Subsidiaries of the Borrower securing Indebtedness permitted by subsection 8.2(e);

                  (l) Liens created by the existing Loan Documents (as defined in the Existing Credit Agreement); PROVIDED, that such Liens shall be released or the financing statements with respect thereto shall be amended to secure only the Indebtedness hereunder in accordance with subsection 6.2(a); and

                  (m) Liens in respect of security interests in inventory and any proceeds thereof, granted in the ordinary course of business for the benefit of any supplier of such inventory bearing the trade or service mark of such supplier, provided such liens do not extend to assets other than parts supplied from time to time by such supplier in the ordinary course of business.

                  8.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof not to exceed $200,000 in the aggregate;

                  (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

                  (c) the Guarantee and Collateral Agreement and any other subsidiary guarantee entered into from time to time pursuant to the terms of this Agreement;

                  (d) Guarantee Obligations in respect of Letters of Credit;

                  (e) Guarantee Obligations in respect of letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business in an aggregate face amount not to exceed $10,000,000 at any time.

                  (f) guarantees made by the Borrower or any Subsidiary of Indebtedness of any Subsidiary which is a Guarantor or of the Borrower, which Indebtedness is otherwise permitted under this Agreement;

                  (g) guarantees made in the ordinary course of its business by the Borrower or any Subsidiary of obligations of any Subsidiary which is a Guarantor or of the Borrower, which obligations are otherwise permitted under this Agreement;

                  (h) Guarantee Obligations of the Borrower in existence on October 26, 2000 in respect of the obligations of the Distribution Group under certain real estate and equipment operating leases so long as (i) the Borrower shall continue to be fully indemnified under the Stock Purchase Agreement in respect of any loss or expense which the Borrower may sustain or incur as a consequence of such Guarantee Obligations, (ii) the aggregate Consolidated Lease Expense in connection with such operating leases for any one-month period shall not exceed $500,000 and (iii) the aggregate maximum amount of such Guarantee Obligations during the periods set forth below shall not exceed the amount set forth opposite each such period:


         PERIOD                                       AMOUNT
         ------                                       ------
         December 31, 2001-December 30, 2002          $6,500,000

         December 31, 2002-December 30, 2003          $4,500,000

         December 31, 2003-December 30, 2004          $3,500,000

         December 31, 2004-December 30, 2005          $2,500,000

         December 31, 2005-December 30, 2006          $1,500,000

         December 31, 2006-December 30, 2007          $500,000

                  (i) Guarantee Obligations of the Borrower in respect of the Indebtedness of the Foreign Subsidiaries permitted by subsection 8.2(e); and

                  (j) Guarantee Obligations in respect of the Senior Subordinated Notes, PROVIDED that such Guarantee Obligations are subordinated and junior in all respects to the obligations of the Loan Parties under the Loan Documents

                  8.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its lines of business, except that (i) any Subsidiary of the Borrower may be merged or consolidated with or into, or may sell, lease, transfer or otherwise dispose of any of its assets to, the Borrower (PROVIDED that the Borrower shall be the continuing, surviving, or acquiring corporation) or with, into or to any one or more wholly-owned Subsidiaries of the Borrower which is a Guarantor (PROVIDED that the wholly-owned Subsidiary or Subsidiaries, which is a Guarantor, shall be the continuing, surviving or acquiring corporation) and (ii) any Subsidiary of the Borrower formed solely for the purpose of effecting an acquisition of assets permitted hereunder may be merged or consolidated with any other Person (PROVIDED that the continuing or surviving corporation of such merger or consolidation shall be a Subsidiary of the Borrower).

                  8.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale or other disposition of any property (other than inventory or obsolete or worn out property in the ordinary course of business) in the ordinary course of business; PROVIDED that the aggregate consideration received in any fiscal year shall not exceed 20% of the Consolidated EBITDA of the Borrower for such fiscal year;

                  (c) the sale or return of inventory in the ordinary course of business;

                  (d) the sublease of real or personal property on commercially reasonable terms to the extent that the Borrower determines that such property is no longer necessary in the conduct of the business of the Borrower and its Subsidiaries;

                  (e) as permitted by subsection 8.5(i);

                  (f) the nonexclusive license to customers of Intellectual Property in the ordinary course of business; and

                  (g) the transfer to customers of Intellectual Property in the ordinary course of business.


                  8.7 LIMITATION ON LEASES. Permit Consolidated Lease Expense for any fiscal year of the Borrower to exceed an amount equal to $21,000,000 for the fiscal year ending December 31, 2002, $25,000,000 for the fiscal year ending December 31, 2003 and $30,000,000 for each fiscal year thereafter.

                  8.8 LIMITATION ON DIVIDENDS. (a) Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"); PROVIDED THAT so long as no Default or Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may (i) make Restricted Payments in any fiscal year not to exceed $5,000,000 in the aggregate, (ii) make Restricted Payments not to exceed $3,000,000 in the aggregate in any fiscal year or $6,000,000 in the aggregate on a cumulative basis after the Closing Date to permit the Borrower to repurchase shares of its common stock or rights, options or units thereof and (iii) make Restricted Payments consisting of Specified Preferred Stock.

                  (b) Permit the terms of any Contractual Obligation of any Subsidiary to prohibit or limit the ability of any Subsidiary to declare or pay any dividend or make any payment or other distribution, either directly or indirectly, to or for the account of the Borrower or any other wholly-owned Subsidiary of the Borrower provided that this subsection 8.8(b) shall not apply to (i) purchase money obligations or Financing Leases (or refinancings thereof that impose no more restrictive restrictions ) for property acquired in the ordinary course of business that impose restrictions solely on the property so acquired, (ii) restrictions with respect to a Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition (including by merger or consolidation) of all or substantially all of the Capital Stock or assets of such Subsidiary, provided that such restrictions apply solely to such Capital Stock or asset of such Subsidiary and such sale or disposition is otherwise permitted pursuant to this Agreement and (iii) restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business.

                  8.9 LIMITATION ON CAPITAL EXPENDITURES. Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, any expenditure from the proceeds of casualty insurance used to repair or replace the assets affected by such casualty loss and any expenditure from the proceeds of an Asset Sale as permitted by subsection 4.5(b)) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries (i) during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:


                           FISCAL YEAR        AMOUNT
                           -----------        ------
                           2002               $30,000,000
                           2003               $35,000,000
                           2004               $40,000,000
                           2005               $40,000,000
                           2006               $40,000,000
                           2007               $40,000,000

PROVIDED, that in the event that the amount set forth above for any fiscal year set forth (before giving effect to any carry-over amount pursuant to this proviso) above exceeds the actual amount of all capital expenditures for such fiscal year determined in accordance with GAAP, the entire amount of such excess may be carried over for expenditure in that portion of the fiscal year immediately following such fiscal year which follows delivery of the financial statements delivered pursuant to subsection 7.1(a) with respect to such fiscal year.

                  8.10 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans or advances to officers or employees to pay relocation costs of such officers or employees in connection with their employment by the Borrower or any of its Subsidiaries;

                  (d) any notes, securities or other instruments received as consideration for any sale of assets permitted hereunder in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower;

                  (e) any notes, securities or other instruments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted hereunder pursuant to the reorganization, bankruptcy or liquidation of such Person;

                  (f) (i) investments by the Borrower in its Subsidiaries which are parties to the Guarantee and Collateral Agreement and the Capital Stock of which is pledged to the Administrative Agent to secure the Borrower's obligations hereunder and under the other Loan Documents,
         (ii) investments by Subsidiaries of the Borrower which are not parties to the Guarantee and Collateral Agreement in other Subsidiaries of the Borrower, (iii) investments by Subsidiaries of the Borrower which are parties to the Guarantee and Collateral Agreement in the Borrower and in other Subsidiaries of the Borrower which are parties to the Guarantee and Collateral Agreement and (iv) investments by the Borrower or Subsidiaries of the Borrower which are parties to the Guarantee and Collateral Agreement in Foreign Subsidiaries in an aggregate amount not to exceed $20,000,000 at any time outstanding (determined on a cumulative basis from and after the Closing Date, but giving effect to reductions of amounts outstanding by the amount of capital in respect thereof returned in cash to the Borrower or the applicable Subsidiary from time to time); PROVIDED that no such investments shall be permitted in connection with an acquisition not otherwise permitted under subsection 8.10(i);

                  (g) payroll advances in the ordinary course of business;

                  (h) travel and entertainment advances and other loans to officers and employees, PROVIDED that the aggregate principal amount of all such loans and advances outstanding at any one time shall not exceed $1,000,000;

                  (i) acquisitions by the Borrower and its Subsidiaries, of assets or Capital Stock of one or more corporations or other Persons so long as (i) each such acquisition and all transactions related thereto shall be consummated in accordance with applicable Requirements of Law;
         (ii) each such acquisition, in the case of an acquisition of Capital Stock, shall result in such corporation or Person becoming a Subsidiary; (iii) after giving effect to any such acquisition, no Default or Event of Default shall have occurred and be continuing; (iv) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that the requirements of subsection 8.1 would be satisfied on a pro forma basis as at the end of the most recently ended fiscal quarter of the Borrower with respect to which financial statements have been delivered pursuant to subsection 7.1 if each such acquisition (including the Indebtedness incurred in connection therewith) had occurred on the first day of the four fiscal quarter period ended with such most recently ended fiscal quarter; and (v) the aggregate amount at any time outstanding of Revolving Credit Loans the proceeds of which are used to finance acquisitions shall not exceed $15,000,000;

                  (j) investments existing on the Closing Date and set forth on
         Schedule 8.10; and

                  (k) investments not permitted by the foregoing clauses of this subsection 8.10 by the Borrower or its Subsidiaries in a Person or Persons in an aggregate amount not to exceed $20,000,000 outstanding at any time.

                  8.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than leases of property from Affiliates existing on the date hereof and employment agreements, directors' fee arrangements, indemnification of directors, officers and employees and loans to employees permitted hereunder in the ordinary course of business) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED that notwithstanding the foregoing, such prohibited transactions with Affiliates shall not include (a) payments of reasonable and customary directors' fees and indemnities of directors, officers and employees
(b) payments to Aurora under any management services agreement as in effect on the Closing Date, (c) transfers of inventory among the Loan Parties in the ordinary course of business and (d) loans or advances to officers or employees of the Borrower or any of its Subsidiaries to pay business related travel expenses or reasonable relocation costs of such officers or employees or for other customary business purposes in connection with their employment by the Borrower or any of its Subsidiaries.

                  8.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary; PROVIDED that, notwithstanding the foregoing, (a) the Borrower or any of its Subsidiaries may enter into arrangements in the ordinary course of business pursuant to which it purchases equipment or similar property and, within 180 days of such purchase, conveys such property to another Person, for cash consideration at least equal to the consideration paid by it in such purchase, and concurrently enters into a lease of such property from such Person, in each case so long as such transactions (including, without limitation, the amount of any such lease) are permitted by the other applicable provisions of this Agreement and no Default or Event of Default exists or would result therefrom and (b) the Borrower or any of its Subsidiaries may convey the real property located at 10001 N.W. 2nd Street, Oklahoma City, Oklahoma 73127 to another Person, for cash consideration at least equal to the fair market value at the time of such conveyance as determined by the Borrower in its reasonable good faith judgment, and concurrently enter into a lease of such property from such Person, in each case so long as such transaction (including, without limitation, the amount of any such lease) is permitted by the other applicable provisions of this Agreement and no Default or Event of Default exists or would result therefrom.

                  8.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.

                  8.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) any purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired other than any Lien granted under this Agreement or to secure purchase money mortgages of Financing Leases.

                  8.15 LIMITATION ON LINES OF BUSINESS; CREATION OF SUBSIDIARIES. (a) Enter into any business, either directly or through any Subsidiary, except for businesses which are of the same general type, and reasonably related to, those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

                  (b) Create any new Subsidiaries of the Borrower other than any Subsidiaries that shall execute and become party to the Guarantee and Collateral Agreement.

                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two days after such amount becomes due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a), 7.11 or Section 8 of this Agreement; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of the date of written notice by the Administrative Agent or date on which an officer of the Borrower obtains knowledge of such default; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness or in the payment of any Guarantee Obligation, in either case in an outstanding principal amount in excess of $3,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case beyond the cure or grace period applicable thereto (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, the effect of which default or other event or condition (and such passage of the cure or grace period, if applicable) is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days;
         or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $3,000,000 or more at any one time, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) Any material provision of the Security Agreements shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Agreements shall so assert or (ii) the Lien created by any of the Security Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) Any guarantee under the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, except in the event of a merger of Subsidiaries permitted hereunder if the surviving or continuing Subsidiary is a Guarantor or the Borrower;

                  (k) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lenders and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the fullest extent permitted by applicable law.

                             SECTION 10. THE AGENTS

                  10.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys-in-fact selected by it with reasonable care.

                  10.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  10.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

                  10.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of all amounts payable hereunder.

                  10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the approval by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 SYNDICATION AGENT. The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 11. MISCELLANEOUS

                  11.1 AMENDMENTS AND WAIVERS. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or any of its Subsidiaries hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any

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                                                                              79


Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Reimbursement Obligation or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each affected Lender, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, or release all or substantially all of the guarantors from the guarantees, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent or (iv) amend, modify or waive any provision of Section 3 without the written consent of the then Issuing Lenders;
(v) amend, modify or waive any provision of subsection 4.11 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; or (vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility; or (vii) amend, modify or waive any provision of subsection 2.6 without the written consent of the Swingline Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders and the Administrative Agent. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, return receipt requested or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:


         The Borrower:                  Aftermarket Technology Corp.
                                        One Oak Hill Center--Suite 400
                                        Westmont, Illinois 60559
                                        Attention:  Chief Financial Officer
                                        Telecopy:  630-455-0630

         with a copy to:                Gibson, Dunn & Crutcher LLP
                                        333 South Grand Street, 47th Floor
                                        Los Angeles, California 90071
                                        Attention: Bruce D. Meyer
                                        Telecopy:  213-229-7520


                                                                              80


         The Administrative Agent:      JPMorgan Chase Bank
                                        270 Park Avenue
                                        New York, New York 10017
                                        Attention: Julie Long
                                        Telecopy: 212-270-5127

         with a copy to:                JPMorgan Chase Bank
                                        One Chase Manhattan Plaza
                                        8th Floor
                                        Administrative Agent Bank Service Group
                                        New York, New York  10081
                                        Attention: Janet Belden
                                        Telecopy: 212-552-5658

         The Issuing Bank               As set forth in such Issuing Lender's
                                        Issuing Lender Agreement

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.3, 2.5, 4.4, 4.5 or 4.6 shall not be effective until received.

                  11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  11.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent and each Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent in connection with the foregoing, (b) to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent in connection with the foregoing, (c) to

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                                                                              81


pay, indemnify, and hold each Lender, each Arranger and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection 11.5 shall survive repayment of all other amounts payable hereunder.

                  11.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time sell (with the consent of the Borrower, which shall not be unreasonably withheld or delayed) to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an

Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.13, 4.14 and 4.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 4.14, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower (unless an Event of Default has occurred and is continuing) and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other Person (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or a branch or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that, unless otherwise agreed by the Borrower and the Administrative Agent, (i) no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000 (or, in the case of the Tranche B Term Facility and the Tranche C Term Facility, $1,000,000) and (ii) after giving effect to such assignment, the assigning Lender shall have a Revolving Credit Commitment and Tranche A Term Commitment, as applicable, in an aggregate principal amount of not less than $5,000,000 each (or, in the case of the Tranche B Term Commitment and the Tranche C Term Commitment, $1,000,000), in the case of clauses (i) and (ii), except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as among the Facilities; PROVIDED, that each assignment of Tranche B Term Loans shall be made PRO RATA between the Tranche B-1 Term Loans and the Tranche B-2 Term Loans of the Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of subsections 4.13, 4.14, 4.15 and 11.5). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the Events of Default described in subsection 9(f) shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this subsection 11.6(e).

                  (f) Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential or that the Administrative Agent or such Lender reasonably should know is confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, PROVIDED that each Lender Affiliate shall be bound by the provisions of this subsection as if it were a Lender hereunder, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, so long as the Administrative Agent or such Lender informs the employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, as applicable, of the confidential nature of the information, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than any public disclosure in violation of this subsection 11.6(f)), (h) to the National Association of

Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 11.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

                  (h) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

                  11.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, any Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Each of the parties hereto agrees that, with the consent of the Administrative Agent, names of Lenders on the signature pages hereto may be added, and the information regarding the Commitments of Lenders set forth on Schedule 1.1 may be changed, without affecting the validity of the signature for any party hereto, and such new Lender shall be a Lender hereunder and Schedule 1.1 shall be replaced with a new Schedule 1.1 reflecting such changes, PROVIDED that the aggregate amount of the Commitments set forth in Schedule 1.1 hereto may not be changed.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  11.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  11.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15 RELEASES OF GUARANTEES AND LIENS. (a) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower having the effect of releasing any collateral from the Liens created by the Security Documents or guarantee obligations under the Security Documents to the extent necessary to permit consummation of any transaction permitted by any Loan Document or that has been consented to in accordance with Section 11.1

     [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY; SIGNATURE PAGE TO FOLLOW.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            AFTERMARKET TECHNOLOGY CORP.

                            By: /s/ Barry C. Kohn
                               ----------------------------------------
                               Name: Barry C. Kohn
                               Title: Chief Financial Officer


                            JPMORGAN CHASE BANK, as Administrative
                            Agent and as a Lender

                            By: /s/ Robert Anastasio
                               ----------------------------------------
                               Name: Robert Anastasio
                               Title: Vice President


                            CREDIT SUISSE FIRST BOSTON, as Syndication
                            Agent

                            By: /s/ Mark Gleason
                               ----------------------------------------
                               Name: Mark Gleason
                               Title: Director

                            By: /s/ James H. Lee
                               ----------------------------------------
                               Name: James H. Lee
                               Title: Associate


                            CREDIT SUISSE FIRST BOSTON, CAYMAN
                            ISLAND BRANCH, as a Lender

                            By: /s/ Mark Gleason
                               ----------------------------------------
                               Name: Mark Gleason
                               Title: Director

                            By: /s/ James H. Lee
                               ----------------------------------------
                               Name: James H. Lee
                               Title: Associate


                            First Union National Bank
                            as a Lender

                            By: /s/ Frederick E. Blumer
                               ----------------------------------------
                               Name: Frederick E. Blumer
                               Title: Vice President


                            The Bank of Nova Scotia
                            as a Lender

                            By: /s/ M. D. Smith
                               ----------------------------------------
                               Name: M. D. Smith
                               Title: Agent Operations


                            BNP Paribas as a Lender

                            By: /s/ Duane Helkowski
                               ----------------------------------------
                               Name: Duane Helkowski
                               Title: Director

                            By: /s/ Shayn March
                               ----------------------------------------
                               Name: Shayn March
                               Title: Vice President


                            The Dai-Ichi Kangyo Bank, LTD.
                            as a Lender

                            By: /s/ John Thierfelder
                               ----------------------------------------
                               Name: John Thierfelder
                               Title: Vice President


                            Bank of America, N.A., as a Lender

                            By: /s/ Jackie Tatakis
                               ----------------------------------------
                               Name: Jackie Tatakis
                               Title: Senior Vice President


                            MORGAN STANLEY SENIOR FUNDING, INC.
                            as a Lender

                            By: /s/ John B. McCann
                               ----------------------------------------
                               Name: John B. McCann
                               Title: Vice President


                            NATEXIS BANQUES POPULAIRES
                            as a Lender

                            By: /s/ Frank H. Madden, Jr
                               ----------------------------------------
                               Name: FRANK H. MADDEN, JR
                               Title: Vice President & Group Manager


                            By: /s/ Joseph A. Miller
                               ----------------------------------------
                               Name: JOSEPH A. MILLER
                               Title: Associate

                                 SCHEDULE 1.1

                     Commitments and Addresses of Lenders


------------------------------------------------------------------------------------------------------------------------
                                 Revolving            Tranche A         Tranche B-1         Tranche B-2      Tranche B
                                  Credit                 Term              Term                Term             Term
         Lender                 Commitment            Commitment        Commitment          Commitment       Commitment
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------